Exhibit 10.1
EXECUTION VERSION
AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is being executed and delivered as of May 21, 2024 (the “Closing Date”), by and among MYR Group Inc. (the “Borrower”), the Lenders party hereto, which constitute all of the Lenders as of the date hereof, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). All capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement described below.
W I T N E S S E T H:
WHEREAS, the Borrower, the Lenders, and the Administrative Agent are party to that certain Third Amended and Restated Credit Agreement dated as of May 31, 2023 (as amended, restated, supplemented or otherwise modified from time to time, prior to the date hereof, the “Credit Agreement”);
WHEREAS, the Borrower, Lenders and the Administrative Agent desire to effectuate a CDOR transition to CORRA and, in connection therewith, agree to certain amendments to the Credit Agreement; and
WHEREAS, the Borrower, the Lenders and the Administrative Agent have so agreed on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:
1.    Amendments to the Credit Agreement. Effective as of the Closing Date, but subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement (excluding the Exhibits and Schedules thereto) is hereby amended as set forth in the marked terms on Annex I attached hereto (the “Amended Credit Agreement”). Deletions of text in the Amended Credit Agreement are indicated by struck-through text (indicated in the same manner as the following example: ~~stricken text~~) and insertions of text are indicated by bold, double-underlined text (indicated in the same manner as the following example: double-underlined text). For the avoidance of doubt, Exhibits and Schedules to the Credit Agreement are not amended hereby but are attached to Annex I for the ease of reference and shall constitute part of the Amended Credit Agreement.
2.    Conditions to Effectiveness. This Amendment shall be deemed to have become effective as of the Closing Date, but such effectiveness shall be subject to the following conditions precedent:
(a)    the Administrative Agent shall have received executed counterparts of (i) this Amendment duly executed and delivered by the Borrower, the Administrative Agent and each of the Lenders and (ii) the Consent and Reaffirmation attached hereto as Annex II duly executed by each Subsidiary Guarantor (the “Reaffirmation”); and
(b)    the Administrative Agent shall have received all fees and expenses due and payable on or prior to the date hereof in connection with this Amendment to the extent invoiced at least one (1) Business Day prior to the date hereof.

3.    Representation and Warranties. The Borrower hereby represents and warrants that (i) this Amendment and the Credit Agreement, as amended hereby, constitute its legal, valid and binding obligation and are enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; (ii) all of the representations and warranties of the Borrower set forth in the Credit Agreement, as amended hereby, and the other Loan Documents are true and correct in all material respects (or in all respects to the extent that any representation or warranty is qualified by materiality or Material Adverse Effect) on and as of the date hereof (except to the extent such representations or warranties specifically relate to any earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or in all respects to the extent that any representation or warranty is qualified by materiality or Material Adverse Effect) as of such earlier date) and (iii) no Default or Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing on and as of the date hereof.
4.    Effect on the Credit Agreement.
(a)    Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement, as amended and modified hereby.
        (b)    The Borrower (i) agrees that this Amendment and the transactions contemplated hereby shall not limit or diminish its obligations arising under or pursuant to the Credit Agreement and the other Loan Documents to which it is a party, (ii) reaffirms its obligations under the Credit Agreement and each and every other Loan Document to which it is a party (including, without limitation, each applicable Collateral Document), (iii) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for itself and the other Secured Parties) pursuant to any of the Loan Documents, and (iv) acknowledges and agrees that, except as specifically modified above, the Credit Agreement and all other Loan Documents executed and/or delivered by it in connection therewith shall remain in full force and effect and are hereby ratified and confirmed. This Amendment is not intended to and shall not constitute a novation of the Credit Agreement or of any Obligations or Secured Obligations.
(c)    The execution, delivery and effectiveness of this Amendment shall neither operate as a waiver of any rights, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other document executed in connection therewith.
5.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
6.    Costs and Expenses. The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation, negotiation and execution of this Amendment.
7.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
2

8.    Counterparts and Electronic Signatures. This Amendment may be executed by one or more of the parties on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Section 9.06(b) of the Credit Agreement shall apply to this Amendment, mutatis mutandis.
9.    Loan Document. The Borrower hereby agrees that this Amendment and the Reaffirmation shall constitute Loan Documents for purposes of the Credit Agreement and the other Loan Documents.

[Signature Pages Follow]
3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

MYR GROUP INC., as the Borrower

By /s/ Kelly Huntington
Name: Kelly Huntington
Title: Senior VP & Chief Financial Officer

Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement
MYR Group Inc.

JPMORGAN CHASE BANK, N.A., individually as a Lender and as Administrative Agent

By /s/ Amanda Calzaretta
Name: Amanda Calzaretta
Title: Credit Risk Associate
JPMORGAN CHASE BANK, N.A. (TORONTO BRANCH), as a Lender

By /s/ Kyle Duncan
Name: Kyle Duncan
Title: VP, International Banking

Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement
MYR Group Inc.

BANK OF AMERICA, N.A., as a Lender

By /s/ A. Quinn Richardson
Name: A. Quinn Richardson Title: Senior Vice President
BANK OF AMERICA, NATIONAL ASSOCIATION (CANADA BRANCH), as a Lender

By /s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President
Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement
MYR Group Inc.

BANK OF MONTREAL, as a Lender

By /s/ Marc Dundas
Name: Marc Dundas
Title: Director, Corporate Finance

Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement
MYR Group Inc.

CIBC BANK USA, as a Lender

By /s/ Robert Bridgman
Name: Robert Bridgman
Title: Managing Director

Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement
MYR Group Inc.

TD BANK, N.A., as a Lender

By /s/ Megan O’Neill
Name: Megan O’Neill
Title: Vice President

Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement
MYR Group Inc.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By /s/ Rosalie C. Hawley
Name: Rosalie C. Hawley
Title: Senior Vice President

Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement
MYR Group Inc.

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By /s/ Evan C. Probst
Name: Evan C. Probst
Title: Vice President

Signature Page to Amendment No. 1 to Third Amended and Restated Credit Agreement
MYR Group Inc.

Annex I
AMENDED CREDIT AGREEMENT
(Attached)

Annex II
CONSENT AND REAFFIRMATION
Each of the undersigned hereby acknowledges receipt of a copy of Amendment No. 1 to the Third Amended and Restated Credit Agreement, dated as of May 21, 2024 (the “Amendment”), which amends the Third Amended and Restated Credit Agreement, dated as of May 31, 2023 (as amended by the Amendment, the “Credit Agreement”), by and among MYR Group Inc. (the “Borrower”), the financial institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (the “Administrative Agent”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Lender, the undersigned (i) consents to the Amendment, (ii) reaffirms its obligations under the Subsidiary Guaranty, the Security Agreement and each and every other Loan Document to which it is a party and (iii) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for itself and the other Holders of the Secured Obligations) pursuant to any of the Loan Documents, and all filings made with a Governmental Authority in connection therewith, and acknowledges and agrees that such Credit Agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. This Consent and Reaffirmation is not intended to and shall not constitute a novation of the Loan Documents or the obligations created thereunder. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment.
Dated: May 21, 2024
[Signature Page Follows]

HUEN ELECTRIC, INC. By:_ /s/ Jennifer L. Harper____________ Name: Jennifer L. Harper Title: Treasurer	GSW INTEGRATED SERVICES, LLC By:__/s/ Brad J. Munden ____________ Name: Brad J. Munden Title: Secretary & Treasurer
THE L.E. MYERS CO. By:_ /s/ Jennifer L. Harper____________ Name: Jennifer L. Harper Title: Treasurer	STURGEON ELECTRIC CALIFORNIA, LLC By:_ /s/ Jennifer L. Harper___________ Name: Jennifer L. Harper Title: Treasurer

HARLAN ELECTRIC COMPANY By:_/s/ Jennifer L. Harper_________ __ Name: Jennifer L. Harper Title: Treasurer	STURGEON ELECTRIC COMPANY, INC. By:_ /s/ Jennifer L. Harper____________ Name: Jennifer L. Harper Title: Treasurer

GREAT SOUTHWESTERN CONSTRUCTION, INC. By:__/s/ Brad J. Munden __________ _ Name: Brad J. Munden Title: Secretary & Treasurer	MYR ENERGY SERVICES, INC. By:__/s/ Brad J. Munden __________ __ Name: Brad J. Munden Title: Secretary & Treasurer

E.S. BOULOS COMPANY By:_ /s/ Jennifer L. Harper___________ Name: Jennifer L. Harper Title: Treasurer	MYR REAL ESTATE HOLDINGS, LLC By:_ /s/ Michael L. Orndahl ____ _ Name: Michael L. Orndahl Title: VP, Treasurer & Secretary

Signature Page to Consent and Reaffirmation to
Amendment No. 1 to Third Amended and Restated Credit Agreement

MYR EQUIPMENT, LLC By:__/s/ Kelly Huntington _________ Name: Kelly Huntington Title: VP, Treasurer, & Secretary	HIGH COUNTRY LINE CONSTRUCTION, INC. By:_/s/ Jennifer L. Harper____________ Name: Jennifer L. Harper Title: Treasurer
CSI ELECTRICAL CONTRACTORS, INC. By:_ /s/ Jennifer L. Harper____________ Name: Jennifer L. Harper Title: Treasurer

Signature Page to Consent and Reaffirmation to
Amendment No. 1 to Third Amended and Restated Credit Agreement

~~EXECUTION VERSION~~ANNEX I

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

May 31, 2023 and amended as of May 21, 2024

among

MYR GROUP INC.

The Lenders Party Hereto

BANK OF MONTREAL, CIBC BANK USA, TD BANK, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents

BANK OF AMERICA, N.A.
as Syndication Agent

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

___________________________

JPMORGAN CHASE BANK, N.A.

and

BOFA SECURITIES, INC.
as Joint Bookrunners and Joint Lead Arrangers

TABLE OF CONTENTS
i

SCHEDULES:
Commitment Schedule
Letter of Credit Commitment Schedule

Schedule 3.06 -- Disclosed Matters
Schedule 3.14 -- Capitalization and Subsidiaries
Schedule 3.15 -- Financing Statements
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.04 -- Existing Investments

EXHIBITS:
Exhibit A -- Form of Assignment and Assumption
Exhibit B -- List of Closing Documents
Exhibit C-1 -- Form of Increasing Lender Supplement
Exhibit C-2 -- Form of Augmenting Lender Supplement
Exhibit D -- Form of Compliance Certificate

THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 31, 2023 and amended as of May 21, 2024 (as it may be further amended or modified from time to time, this “Agreement”), among MYR GROUP INC., the Lenders party hereto, BANK OF MONTREAL, CIBC BANK USA, TD BANK, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents, BANK OF AMERICA, N.A., as Syndication Agent and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
WHEREAS, the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent thereunder, are currently party to the Second Amended and Restated Credit Agreement, dated as of September 13, 2019 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);
WHEREAS, the Borrower, the Lenders and the Administrative Agent have entered into this Agreement in order to (i) amend and restate the Existing Credit Agreement in its entirety; (ii) re-evidence the “Obligations” under, and as defined in, the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement; and (iii) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrower;
WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations and liabilities of the Borrower outstanding thereunder, which shall be payable in accordance with the terms hereof; and
WHEREAS, it is also the intent of the Borrower to confirm that all obligations under the applicable “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified or restated by the Loan Documents (as referred to and defined herein) and that, from and after the Effective Date, all references to the “Credit Agreement” contained in any such existing “Loan Documents” shall be deemed to refer to this Agreement;
NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
~~“Adjusted CDOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Canadian dollars for any Interest Period, an interest rate per annum equal to (a) the CDOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted CDOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.~~

“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple ~~SOFR~~RFR for Dollars plus (b) 0.10%~~;~~  and (ii) with respect to any RFR Borrowing denominated in Canadian dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Canadian Dollars, plus (b) 0.29547% provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term CORRA Rate” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) 0.29547% for a one month interest period or 0.32138% for a three month interest period; provided that if Adjusted Term CORRA Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Related Person” has the meaning assigned to it in Section 9.03(d).
“Aggregate Commitment” means the aggregate of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. As of the Effective Date, the Aggregate Commitment is $490,000,000.
“Agreed Currencies” means (i) Dollars, (ii) euro, (iii) Canadian Dollars and (iv) any other currency (x) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars and (y) that is agreed to by the Administrative Agent, the Issuing Banks and each of the Lenders; provided, that each of euro and Canadian Dollars shall be Agreed Currencies so long as such currency, as applicable, is a lawful currency that is readily available and freely transferable and convertible into Dollars.

“Alternate Base Rate” means, for any day, a rate per annum equal to (i) if the applicable Loan or Borrowing is denominated in Dollars, the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology) and (ii) if the applicable Loan or Borrowing is denominated in Canadian Dollars, the Canadian Prime Rate. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Canadian Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Canadian Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate for Dollars described in clause (i) is being used as an alternate rate of interest pursuant to Section 2.14 hereof (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (i)(a) and (i)(b) above and shall be determined without reference to clause (i)(c) above. For the avoidance of doubt, if the Alternate Base Rate as so determined would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Amendment No. 1 Effective Date” means May 21, 2024.
“Ancillary Document” has the meaning assigned to it in Section 9.06(b).
“Ancillary Fees” has the meaning assigned to it in Section 9.02(b).
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment; provided that, in the case of Section 2.20 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
“Applicable Pledge Percentage” means (x) in the case of a Domestic Subsidiary (other than a Foreign Subsidiary Holdco), 100%, and (y) in the case of a First Tier Foreign Subsidiary or First Tier Foreign Subsidiary Holdco, 65% with respect to voting Equity Interests and 100% with respect to non-voting Equity Interests.
“Applicable Rate” means, for any day, with respect to any ABR Loan, RFR Loan or Term Benchmark Loan, or with respect to the commitment fees payable hereunder, or with respect to the participation fees payable hereunder on non-performance Letters of Credit and performance Letters of Credit, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Term Benchmark/RFR Spread”, “Commitment Fee Rate”, “Non-Performance Letters of Credit” or “Performance Letters of Credit”, as the case may be, based upon the Borrower’s Net Leverage

Ratio as of the most recent determination date, provided that until the delivery to the Administrative Agent, pursuant to Section 5.01, of the Borrower’s consolidated financial information for the Borrower’s first fiscal quarter ending after the Effective Date, the “Applicable Rate” shall be the applicable rate per annum set forth below in Category 1 (unless such Financials demonstrate that Category 2, 3 or 4 should have been applicable during such period, in which case such other Category shall be deemed to be applicable during such period), and adjustments to the Applicable Rate then in effect shall thereafter be effected in accordance with the paragraph below:

Net Leverage Ratio	Term Benchmark/RFR Spread	ABR and Canadian Prime Rate Spread	Commitment Fee Rate	Non-Performance Letters of Credit	Performance Letters of Credit
Category 1 < 1.50 to 1.0	1.25%	0.25%	0.200%	1.25%	0.625%
Category 2 > 1.50 to 1.0 but < 2.00 to 1.0	1.50%	0.50%	0.225%	1.50%	0.75%
Category 3 > 2.00 to 1.0 but < 2.50 to 1.0	1.75%	0.75%	0.275%	1.75%	0.875%
Category 4 > 2.50 to 1.0	2.00%	1.00%	0.300%	2.00%	1.00%

For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each fiscal quarter of the Borrower based upon the Borrower’s annual or quarterly consolidated financial statements delivered pursuant to Section 5.01 and (b) each change in the Applicable Rate resulting from a change in the Net Leverage Ratio shall be effective during the period commencing on and including five (5) Business Days after the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Net Leverage Ratio shall be deemed to be in Category 4 at the option of the Administrative Agent or at the request of the Required Lenders if the Borrower fails to deliver the annual or quarterly consolidated financial statements required to be delivered by it pursuant to Section 5.01, during the period from the expiration of the time for delivery thereof until five (5) Business Days after such consolidated financial statements are delivered.
“Approved Electronic Platform” has the meaning assigned to such term in Section 8.08(a).
“Approved Fund” has the meaning assigned to such term in Section 9.04(b).
“Arrangers” means JPMorgan Chase Bank, N.A. and BofA Securities, Inc., in their capacities as joint bookrunners and joint lead arrangers hereunder.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.
“Attributable Receivables Indebtedness” means, at any time, the principal amount of Indebtedness which (i) if a Receivables Facility is structured as a lending agreement or other similar agreement, constitutes the principal amount of such Indebtedness or (ii) if a Receivables Facility is structured as a purchase agreement or other similar agreement, would be outstanding at such time under the Receivables Facility if the same were structured as a lending agreement rather than a purchase agreement or such other similar agreement (whether such amount is described as “capital” or otherwise).
“Augmenting Lender” has the meaning assigned to such term in Section 2.04.
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.
“Available Revolving Commitment” means, at any time with respect to any Lender, the Commitment of such Lender then in effect minus the Revolving Exposure of such Lender at such time.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(e).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Services” means each and any of the following bank services provided to the Borrower or any Subsidiary by any Lender or any of its Affiliates: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Banking Services Agreement” means any agreement entered into by the Borrower or any Subsidiary in connection with Banking Services.

“Banking Services Obligations” means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any successor thereto, as hereafter amended.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or, in the good-faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for the applicable Agreed Currency; provided that if a Benchmark Transition Event or a Term CORRA Reelection Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b).
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Foreign Currency (other than any Loan denominated in Canadian Dollars), “Benchmark Replacement” shall mean the alternative set forth in (2) below:
(1)    in the case of any Loan denominated in Dollars, ~~the sum of: (a)~~Adjusted Daily Simple ~~SOFR and (b) the related Benchmark Replacement Adjustment~~RFR for Dollars and and/or in the case of any Loan denominated in Canadian Dollars, the Adjusted Daily Simple RFR for Canadian Dollars, or
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment~~.~~;

provided that notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term CORRA Reelection Event, and the delivery of a Term CORRA Notice,  on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the Adjusted Term CORRA Rate.
If the Benchmark Replacement as determined pursuant to clauses (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “RFR Business Day”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clauses (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); ~~or~~

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date~~.~~; or
(3)    in the case of a Term CORRA Reelection Event, the date that is thirty (30) days after the date a Term CORRA Notice (if any) is provided to the Lenders and the Borrower pursuant to Section 2.14(c).
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component), in each case, or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) ~~of~~or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulation or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Bonding Obligations” means any and all obligations of the Borrower or any of its Subsidiaries to any Person to secure or assure the performance of any bid, contract, lease or statutory obligation, or otherwise constituting a bid, performance, return-of-money, surety, appeal or payment bond, contract or like undertaking, in each case, entered into by the Borrower or such Subsidiary in the ordinary course of business or in connection with a transaction permitted hereby.
“Borrower” means MYR Group Inc., a Delaware corporation.
“Borrowing” means Revolving Loans of the same Type, made, advanced, converted or continued on the same date and, in the case of a Term Benchmark Loan, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.
“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to Loans denominated in Euros and in relation to the calculation or computation of

EURIBOR, any day which is a TARGET Day, (b) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only a RFR Business Day, (c) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day, and (d) in relation to Loans denominated in Canadian Dollars and in relation to the calculation or computation of ~~the Adjusted CDOR Rate~~CORRA or the Canadian Prime Rate, any day (other than a Saturday or a Sunday) on which banks are open for general business in Toronto, Ontario.
“Canadian Dollars” means the lawful currency of Canada.
“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be ~~the higher of (i) the rate~~ equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion) ~~and (ii) the average rate for thirty (30) day Canadian Dollar bankers’ acceptances that appears on the Reuters Screen CDOR Page (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion) at 10:15 a.m. Toronto time on such day, plus 1% per annum~~; provided, that ~~if any of~~ the above ~~rates~~rate shall be less than ~~1~~0.0%, such rate shall be deemed to be ~~1~~0.0% for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index ~~or the rate appearing on the Reuters Screen CDOR Page~~ shall be effective from and including the effective date of such change in the PRIMCAN Index ~~or the rate appearing on the Reuters Screen CDOR Page, respectively~~.
“CBR Loan” means a Loan (other than a Swingline Loan) that bears interest at a rate determined by reference to the Central Bank Rate.
“CBR Spread” means (x) for CBR Loans, the Applicable Rate applicable to such Loan that is replaced by a CBR Loan and (y) for Canadian Prime Rate Loans, the Applicable Rate applicable to ABR Loans.
~~“CDOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Canadian dollars and for any Interest Period, the CDOR Screen Rate on the day of the commencement of such Interest Period.~~

~~“CDOR Screen Rate” means on any day for the relevant Interest Period, the annual rate of interest equal to the average rate applicable to Canadian dollar Canadian bankers’ acceptances for the applicable period that appears on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion), rounded to the nearest 1/100th of 1% (with .005% being rounded up), as of 10:15 a.m. Toronto local time on the first day of such Interest Period and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by Administrative Agent after 10:15 a.m. Toronto local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest). If the CDOR Screen Rate shall be less than zero, the CDOR Screen Rate shall be deemed to be zero for purposes of this Agreement.~~
“Central Bank Rate” means, the greater of (I)(A) for any Loan denominated in (a) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time, or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (b) any other Foreign Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion plus (B) the applicable Central Bank Rate Adjustment and (II) the Floor.
“Central Bank Rate Adjustment” means for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, and (b) any other Foreign Currency determined after the Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.
“Change in Control” means (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower (calculated on a fully diluted basis taking into account all options or other rights to acquire voting common Equity Interests of the Borrower then outstanding, regardless of whether such options or other rights are then currently exercisable); or (ii) occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were not nominated or appointed by the board of directors of the Borrower.

“Change in Law” means the occurrence, after the date of this Agreement of: (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, rule, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder, or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Co-Documentation Agent” means each of Bank of Montreal, CIBC Bank USA, TD Bank, N.A. and Wells Fargo Bank, National Association, in its capacity as co-documentation agent for the credit facility evidenced by this Agreement.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means any and all property owned by any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Administrative Agent, on behalf of itself and the Holders of Secured Obligations, to secure the Secured Obligations; provided, however, that Collateral shall not include (i) Excluded Assets or (ii) any Equity Interests of a Foreign Subsidiary or Foreign Subsidiary Holdco in excess of the Applicable Pledge Percentage in any First Tier Foreign Subsidiary or First Tier Foreign Subsidiary Holdco that is a Pledge Subsidiary.
“Collateral Documents” means, collectively, the Security Agreement and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create or evidence Liens on the Collateral for the purpose of securing the Secured Obligations, including all other security agreements, pledge agreements, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by the Borrower or any of its Material Subsidiaries and delivered to the Administrative Agent.

“Commitment” means, with respect to each Lender, the amount set forth on the Commitment Schedule opposite such Lender’s name, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the UCC) as provided in Section 9.04(b)(ii)(C) pursuant to which such Lender shall have assumed its Commitment, as applicable, and giving effect to (a) any reduction in such amount from time to time pursuant to Section 2.09 and (b) any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04; provided, that at no time shall the Revolving Exposure of any Lender exceed its Commitment. The aggregate amount of the Lenders’ Commitments on the Effective Date is $490,000,000.
“Commitment Schedule” means the Schedule attached hereto identified as such.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” has the meaning assigned to such term in Section 8.08(c).
“Consolidated EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) non-cash charges (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory) and (v) any restructuring charges, not in excess of $10,000,000 in the aggregate during the term of this Agreement, minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(iv) taken in a prior period and (ii) any non-cash gains or items of income for such period, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, with respect to any period during which a Permitted Acquisition occurs or the Borrower or any of its Subsidiaries acquires or sells or otherwise disposes of a Subsidiary or other assets, for purposes of determining compliance with the financial covenants set forth in Section 6.12, (x) Consolidated EBITDA shall be calculated pro forma (without duplication) as if the Permitted Acquisition or other acquisition or disposition had occurred on the first day of such period and (y) any Indebtedness incurred or repaid in connection therewith shall be deemed to have been consummated or incurred or repaid at the beginning of such period.
“Consolidated Net Worth” means, as of the date of any determination thereof, the consolidated stockholders’ equity of the Borrower and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.
“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Borrower and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.
“Consolidated Total Indebtedness” means, at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP. For the avoidance of doubt, Consolidated Total Indebtedness includes all Attributable Receivables Indebtedness.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“CORRA Administrator” means the Bank of Canada (or any successor administrator).
“CORRA Determination Date” has the meaning specified in the definition of “Daily Simple CORRA”.
“CORRA Rate Day” has the meaning specified in the definition of “Daily Simple CORRA”.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to such term in Section 9.21.
“Credit Event” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.
“Credit Party” means the Administrative Agent, each Issuing Bank, or any other Lender.

“Daily Simple CORRA” means, for any day (a “CORRA Rate Day”), a rate per annum equal to CORRA for the day (such day “CORRA Determination Date”) that is five (5) RFR Business Days prior to (i) if such CORRA Rate Day is an RFR Business Day, such CORRA Rate Day or (ii) if such CORRA Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s website. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to the Borrower. If by 5:00 p.m. (Toronto time) on any given CORRA Determination Date, CORRA in respect of such CORRA Determination Date has not been published on the CORRA Administrator’s website and a Benchmark Replacement Date with respect to the Daily Simple CORRA has not occurred, then CORRA for such CORRA Determination Date will be CORRA as published in respect of the first preceding RFR Business Day for which such CORRA was published on the CORRA Administrator’s website, so long as such first preceding RFR Business Day is not more than five (5) Business Days prior to such CORRA Determination Date.
“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Dollars, Daily Simple SOFR (following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate) and (ii) Canadian Dollars, Daily Simple CORRA (following a Benchmark Transition Event and a Benchmark Replacement Date with respect to Term CORRA).
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day a “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second (2nd) RFR Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to the last sentence of Section 2.20, any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good-faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance reasonably satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.
“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.
“Dollar Amount” of any currency at any date means (i) the amount of such currency if such currency is Dollars or (ii) the equivalent amount thereof in Dollars if such currency is a Foreign Currency, calculated on the basis of the Exchange Rate for such currency, on or as of the most recent Revaluation Date provided for in Section 1.10.
“Dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia.
“Earn-Out” means those certain obligations of the Borrower or any Subsidiary arising in connection with any acquisition of assets or businesses to the seller of such assets or businesses, the payment of which is dependent on the future earnings or performance of such assets or businesses, and in each case as determined in accordance with GAAP.
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing.
“Equivalent Amount” of any currency with respect to any amount of Dollars at any date means the equivalent in such currency of such amount of Dollars, calculated on the basis of the Exchange Rate for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Title IV of ERISA, Section 4001 of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived by such regulations); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA) with respect to any Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan to which the Borrower or any of its ERISA Affiliates contributes or is required to contribute or otherwise has any outstanding liability is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate two (2) TARGET Days prior to the commencement of such Interest Period.
“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two (2) TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.
“euro” and/or “€” means the single currency of the Participating Member States.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Exchange Rate” means, on any day, (a) with respect to any Foreign Currency, the rate of exchange for the purchase of Dollars with such Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Thomson Reuters Corp., Refinitiv, or any successor thereto (“Reuters”) source on the Business Day (New York City time) immediately preceding the date of determination, or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with the Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (b) if such amount is denominated in any other currency (other than Dollars), the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.
“Excluded Assets” means (i) any property (x) subject to any “certificate of title” (as defined in the UCC), (y) subject to any lease or other right-of-use agreement in favor of a Loan Party or constituting a leasehold or similar interest or (z) constituting any real property or interest therein or any “fixtures” (as defined in the UCC) related thereto and (ii) any Equity Interest in a Permitted Joint Venture.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on (or measured by) its net income (however denominated) or franchise Taxes by the United States of America, or by the jurisdiction (or any political subdivision or taxing authority thereof or therein) under the laws of which such recipient is organized (or in which such recipient is resident for income tax purposes) or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes or backup withholding Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding Tax that is (i) imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or such assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.17(a), or (ii) is attributable to such Lender’s failure to comply with Sections 2.17(e) or 2.17(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” has the meaning assigned to such term in the recitals hereto.
“Extended Letter of Credit” has the meaning assigned to such term in Section 2.06(c).
“Existing Liens” has the meaning assigned to it in Section 9.02(b).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official administrative guidance thereunder or interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Finance Lease Obligations” of any Person as of the date of determination, means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
“First Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which any one or more of the Borrower and its Domestic Subsidiaries (other than Domestic Subsidiaries that are Foreign Subsidiary Holdcos) directly owns or controls more than 50% of such Foreign Subsidiary’s issued and outstanding Equity Interests.
“First Tier Foreign Subsidiary Holdco” means each Foreign Subsidiary Holdco with respect to which any one or more of the Borrower and its Domestic Subsidiaries (other than Domestic Subsidiaries that are Foreign Subsidiary Holdcos) directly owns or controls more than 50% of such Foreign Subsidiary Holdco’s issued and outstanding Equity Interests.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted ~~CDOR~~Term CORRA Rate, each Adjusted Daily Simple RFR, the Canadian Prime Rate or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted ~~CDOR~~Term CORRA Rate, each Adjusted Daily Simple RFR, the Canadian Prime Rate or the Central Bank Rate shall be 0.0%.
“Foreign Currencies” means Agreed Currencies other than Dollars.
“Foreign Currency Exposure” has the meaning assigned to such term in Section 2.11(c).
“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.
“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.
“Foreign Currency Sublimit” means an amount equal to the lesser of (a) $150,000,000 and (b) the total amount of the Commitments. The Foreign Currency Sublimit is part of, and not in addition to, the Commitments hereunder.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Payment Office” of the Administrative Agent means, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Borrower and each Lender.
“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.
“Foreign Subsidiary Holdco” shall mean any Subsidiary of which all or substantially all of the assets consist of Equity Interests of one or more Foreign Subsidiaries and/or other Foreign Subsidiary Holdcos.
“Funding Account” means the deposit account of the Borrower to which the Administrative Agent is authorized by the Borrower to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated as hazardous or toxic or as a pollutant or contaminant pursuant to any Environmental Law.

“Holders of Secured Obligations” means the holders of the Secured Obligations from time to time and includes (i) each Lender and each Issuing Bank in respect of its Loans and LC Exposure respectively, (ii) the Administrative Agent, the Issuing Banks and the Lenders in respect of all other present and future obligations and liabilities of the Borrower, each Subsidiary and each other Loan Party of every type and description arising under or in connection with the Credit Agreement or any other Loan Document, (iii) each Lender and Affiliate of such Lender in respect of Swap Agreements and Banking Services Agreements entered into with such Person by the Borrower or any other Loan Party, (iv) each indemnified party under Section 9.03 (including, for the avoidance of doubt, each Indemnitee and Lender-Related Person) in respect of the obligations and liabilities of the Borrower to such Person hereunder and under the other Loan Documents, and (v) their respective successors and (in the case of a Lender, permitted) transferees and assigns.
“Hostile Acquisition” means (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.
“Increasing Lender” has the meaning assigned to such term in Section 2.04.
“Incremental Term Loan” has the meaning assigned to such term in Section 2.04.
“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.04.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Finance Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, letters of guaranty and similar independent undertakings, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) the Net Mark-to-Market Exposure of such Person under each Swap Agreement to the extent entered into for investment or speculative purposes, (l) obligations under any liquidated Earn-Out and (m) all Attributable Receivables Indebtedness of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document.

“Indemnitee” has the meaning assigned to it in Section 9.03(c).
“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).
“Information Memorandum” means the Confidential Information Memorandum dated May 2023 relating to the Borrower and the Transactions.
“Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Interest Expense for such period.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.
“Interest Expense” means, with reference to any period, total interest expense (including that attributable to Finance Lease Obligations but excluding, for so long as such items are reported as interest expense in the Borrower’s and its Subsidiaries’ financial statements, amortized costs, fees and expenses incurred in connection with the Loan Documents, including, without limitation, Letter of Credit fees) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for the Borrower and its Subsidiaries for such period in accordance with GAAP.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the day that is fifteen (15) calendar days following the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date, (c) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date, and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid (including pursuant to the terms and requirements of any Loan Sweep Agreement) and the Maturity Date.
“Interest Period” means, (x) with respect to any Term Benchmark Borrowing denominated in Dollars or euro, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, ~~two (solely with respect to any Term Benchmark Borrowing denominated in Canadian Dollars),~~ three or six ~~(solely with respect to any Term Benchmark Borrowing denominated in an Agreed Currency other than Canadian Dollars)~~ months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency) as the Borrower may elect and (y) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one or three months thereafter (subject to the availability for the Benchmark applicable to the relevant Loan or Commitment denominated in Canadian Dollars), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuing Bank” means each of (i) JPMorgan Chase Bank, N.A., (ii) Bank of America, N.A., (iii) Bank of Montreal, (iv) CIBC Bank USA, and (v) any other Lender that becomes an Issuing Bank pursuant to Sections 2.06(m), each in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto.
“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“Lender-Related Person” has the meaning assigned to it in Section 9.03(b).

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Banks.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement.
“Letter of Credit Agreement” has the meaning assigned to such term in Section 2.06(b).
“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each initial Issuing Bank’s Letter of Credit Commitment is set forth on the Letter of Credit Commitment Schedule, or if an Issuing Bank has entered into an Assignment and Assumption, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. The Letter of Credit Commitment of an Issuing Bank may be modified from time to time by agreement between such Issuing Bank and the Borrower, and notified to the Administrative Agent.
“Letter of Credit Commitment Schedule” means the Schedule attached hereto identified as such.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Liquidity” means, as of the date of any determination thereof, the sum of (a) that portion of the aggregate Available Revolving Commitment which may be drawn or otherwise used on such date while remaining in pro forma compliance with the financial covenants set forth in Section 6.12 and (b) unencumbered and unrestricted cash of the Borrower and its Subsidiaries maintained with a Lender in the United States of America.
“Loan Documents” means this Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit applications, the Collateral Documents, the Subsidiary Guaranty, any Loan Sweep Agreement, and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party and delivered to the Administrative Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means the Borrower and the Subsidiary Guarantors.
“Loan Sweep Agreement” means any agreement entered into by the Borrower with JPMorgan Chase Bank, N.A. relating to end of day investments and Swingline Loan sweeps, as the same may be amended, restated, supplemented, extended, replaced (in whole or in part), renewed or otherwise modified from time to time.
“Loans” means the loans and advances made by the Lenders pursuant to this Agreement.
“Local Time” means (i) Chicago time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars and (ii) local time in the case of a Loan, Borrowing or LC Disbursement denominated in any Foreign Currency.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or financial condition of the Borrower and the Subsidiaries taken as a whole or (b) the validity or enforceability of any of the Loan Documents or the rights of or benefits available to the Administrative Agent, an Issuing Bank or the Lenders under the Loan Documents.
“Material Foreign Subsidiary” means (a) as of the Effective Date, MYR Group Construction Canada, Ltd. and (b) after the Effective Date, (i) any First Tier Foreign Subsidiary designated in writing by the Borrower to the Administrative Agent as a “Material Foreign Subsidiary” and (ii) each First Tier Foreign Subsidiary (A) which, as of the most recent fiscal quarter of the Borrower, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or 5.01(b), the most recent financial statements referred to in Section 3.04(a)), contributed greater than ten percent (10%) of the Borrower’s Consolidated EBITDA for such period or (B) which contributed greater than ten percent (10%) of the Borrower’s Consolidated Total Assets as of such date; provided that, if at any time the aggregate amount of Consolidated EBITDA or Consolidated Total Assets attributable to all First Tier Foreign Subsidiaries that are not Material Foreign Subsidiaries exceeds twenty percent (20%) of Consolidated EBITDA for any such period or twenty percent (20%) of Consolidated Total Assets as of the end of any such fiscal quarter, the Borrower (or, in the event the Borrower has failed to do so within ten (10) days, the Administrative Agent) shall designate sufficient First Tier Foreign Subsidiaries as “Material Foreign Subsidiaries” to eliminate such excess, and such designated First Tier Foreign Subsidiaries shall for all purposes of this Agreement constitute Material Foreign Subsidiaries.
“Material Indebtedness” means Indebtedness (other than the Loans or any Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “obligations” of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Subsidiary” means (a) as of the Effective Date, Harlan Electric Company, The L. E. Myers Co., Sturgeon Electric Company, Inc., Great Southwestern Construction, Inc., MYR Energy Services, Inc., E.S. Boulos Company, MYR Real Estate Holdings, LLC, MYR Equipment, LLC, High Country Line Construction, Inc., GSW Integrated Services, LLC, Sturgeon Electric California, LLC, Huen Electric, Inc. and CSI Electrical Contractors, Inc. and (b) after the Effective Date, (i) any Subsidiary designated in writing by the Borrower to the Administrative Agent as a “Material Subsidiary” and (ii) each Subsidiary (A) which, as of the most recent fiscal quarter of the Borrower, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or 5.01(b), the most recent financial statements referred to in Section 3.04(a)), contributed greater than ten percent (10%) of the Borrower’s Consolidated EBITDA for such period or (B) which contributed greater than ten percent (10%) of the Borrower’s Consolidated Total Assets as of such date; provided that, if at any time the aggregate amount of Consolidated EBITDA or Consolidated Total Assets attributable to all Subsidiaries that are not Material Subsidiaries exceeds twenty percent (20%) of Consolidated EBITDA for any such period or twenty percent (20%) of Consolidated Total Assets as of the end of any such fiscal quarter, the Borrower (or, in the event the Borrower has failed to do so within ten (10) days, the Administrative Agent) shall designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries; provided, further, that no Foreign Subsidiary, Foreign Subsidiary Holdco or Permitted Joint Venture shall be designated as a Material Subsidiary.
“Maturity Date” means May 31, 2028 or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof in accordance with Article VII.
“Maximum Rate” has the meaning assigned to it in Section 9.18.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Income” means, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.
“Net Leverage Ratio” means, on any date, the ratio of (a) Total Net Indebtedness on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such date).

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Swap Agreements. “Unrealized losses” means the fair market value of the cost to such Person of replacing such Swap Agreements as of the date of determination (assuming the Swap Agreements were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Swap Agreement as of the date of determination (assuming such Swap Agreement were to be terminated as of that date).
“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(e).
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org or any successor source.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower and its Subsidiaries arising under any Loan Document, or to the Lenders or any of their Affiliates under any Swap Agreement or any Banking Services Agreement, or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by the Borrower under any Loan Document and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrower.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, except any such Taxes with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder imposed as a result of a present or former connection between such Administrative Agent, Lender, Issuing Bank or such other recipient and the jurisdiction imposing such Tax (other than connections arising from such Administrative Agent, Lender, Issuing Bank or such other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document) that are Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.–managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in a Foreign Currency, an overnight rate determined by the Administrative Agent or the Issuing Banks, as the case may be, in accordance with banking industry rules on interbank compensation.
“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Participant” has the meaning assigned to such term in Section 9.04(c).
“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.
“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Payment” has the meaning assigned to it in Section 8.05(c).
“Payment Notice” has the meaning assigned to it in Section 8.05(c).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Periodic Term CORRA Determination Day” has the meaning assigned to such term in the definition of “Term CORRA”.

“Permitted Acquisition” means any acquisition (whether by purchase, merger, consolidation or otherwise but excluding in any event a Hostile Acquisition) or series of related acquisitions by the Borrower or any Subsidiary of all or substantially all the assets of, or more than fifty percent (50%) of the Equity Interests in, a Person or division or line of business of a Person if, at the time of and immediately after giving effect thereto, (a) no Default has occurred and is continuing or would arise after giving effect thereto, (b) such Person or division or line of business is engaged in the same or a similar line of business as the Borrower and the Subsidiaries or business reasonably related thereto, (c) all actions required to be taken with respect to such acquired or newly formed Subsidiary under Section 5.11 shall have been taken, (d) the Borrower and the Subsidiaries are in compliance, on a pro forma basis reasonably acceptable to the Administrative Agent after giving effect to such acquisition (without giving effect to any cost savings), with the covenants contained in Section 6.12 recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower to such effect, together with all relevant financial information, statements and projections requested by the Administrative Agent, and (e) in the case of an acquisition or merger involving the Borrower or a Subsidiary, the Borrower or such Subsidiary is the surviving entity of such merger and/or consolidation.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for taxes that are not more than 60 days past due or which can thereafter be paid without penalty or which are being contested in compliance with Section 5.04;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other similar Liens imposed by law or arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;
(c)    Liens and deposits arising in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws and regulations;
(d)    Liens and deposits in connection with Bonding Obligations;
(e)    judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k);
(f)    easements, zoning restrictions and other governmental restrictions on use, rights of way, permits, conditions, servitudes, exceptions, covenants, restrictions and all other encumbrances on or in respect of real property or any interest therein that do not materially interfere with the ordinary conduct of business of the Borrower or any Subsidiary;
(g)    Liens securing the obligations of the Borrower or any of its Subsidiaries under any leases, right-of-use or similar agreement (but only with respect to the property so leased or used) that do not constitute Finance Lease Obligations; and

(h)    Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions, provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Permitted Investments” means:
(a)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and
(b)    investments permitted by the Borrower’s investment policy as such policy is in effect, and as disclosed to the Administrative Agent and the Lenders, prior to the Effective Date (as such policy may be amended, restated, supplemented or otherwise modified from time to time with the consent of the Required Lenders, not to be unreasonably withheld, conditioned or delayed) including, without limitation, investments in U.S. treasury bills and notes, U.S. federal agency securities, collateralized repurchase agreements, domestic certificates of deposit, banker’s acceptances, eurodollar time deposits, Canadian Dollar deposits held by a Canadian Subsidiary, domestic commercial paper, corporate notes and bonds, municipal securities and certain mutual funds, in each case, as permitted thereunder.
“Permitted Joint Venture” means any Person (i) that is formed by or consists of, or the Equity Interests of which are directly owned by, a Loan Party, on one hand, and a third party, on the other hand, and (ii) that is formed for the purpose of entering into and performing under one or more contracts, with respect to a single project or series of related projects, pursuant to which such Person agrees to deliver goods and services substantially similar to the goods and services the Borrower and its Subsidiaries agree to deliver in the ordinary course of business.
“Permitted Receivables Facility” means a Receivables Facility created under the Permitted Receivables Facility Documents; provided, that the Attributable Receivables Indebtedness for all such Receivables Facilities shall not exceed an aggregate amount of $50,000,000 at any time outstanding.
“Permitted Receivables Facility Documents” means the Receivables Facility Documents entered into in connection with any Permitted Receivables Facility, all of which documents and agreements shall be in form and substance reasonably satisfactory to the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as (i) any such amendments, modifications, supplements, refinancings or replacements do not impose any conditions or requirements on the Borrower or any of its Subsidiaries that are more restrictive in any material respect than those in existence immediately prior to any such amendment, modification, supplement, refinancing or replacement unless otherwise consented to by the Administrative Agent, (ii) any such amendments, modifications, supplements, refinancings or replacements are not adverse in any material respect to the interests of the Lenders unless otherwise consented to by the Administrative Agent and (iii) any such amendments, modifications, supplements, refinancings or replacements are otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Permitted Receivables Facility Intercreditor Agreement” means an Intercreditor Agreement in form and substance reasonably satisfactory to the Administrative Agent relating to (a) the release by the Administrative Agent of the Liens of the Holders of Secured Obligations on Receivables Facility Assets and (b) the pledge of Equity Interests of the Receivables Entity, among, amongst others, the Administrative Agent, and the program administrator, purchaser agents, purchasers party, lenders, or investors (or other similar party), as applicable, under the Permitted Receivables Facility.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA or may have any liability, including liability under Section 4063, 4064 or 4069 of ERISA by reason of being, having been or being deemed to be a substantial employer or a contributing sponsor within the meanings thereunder.
“Plan Asset Regulation” means 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA, as amended from time to time.
“Pledge Subsidiary” means each Domestic Subsidiary (other than any Foreign Subsidiary Holdco that is not a First Tier Foreign Subsidiary Holdco), First Tier Foreign Subsidiary and First Tier Foreign Subsidiary Holdco which is, in each case, a direct Subsidiary of the Borrower or a direct Subsidiary of a Material Subsidiary.
“Portfolio Interest Exemption” has the meaning assigned to such term in Section 2.17(e).
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to such term in Section 9.21.

“Qualified Cash Amount” means, as of any date of determination, the aggregate amount of the Loan Parties’ aggregate cash and Permitted Investments that is (i) on deposit with one or more financial institutions in the United States of America and (ii) not encumbered by or subject to any Lien, setoff, counterclaim, recoupment, defense or other right in favor of any Person other than (x) Liens in favor of the Administrative Agent under the Loan Documents and (y) Liens of the type described in clause (h) of the definition of Permitted Encumbrances; provided that in no event shall the Qualified Cash Amount exceed $25,000,000.
“Receivables” means any right to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance (whether constituting accounts, general intangibles, chattel paper or otherwise).
“Receivables Entity” means a wholly-owned Subsidiary of the Borrower which engages in no activities other than in connection with the financing of accounts receivable of the Receivables Sellers and which is designated (as provided below) as a “Receivables Entity” (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any other Subsidiary of the Borrower, (ii) is recourse to or obligates the Borrower or any other Subsidiary of the Borrower in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of the Borrower or any other Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Borrower nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Borrower, and (c) to which neither the Borrower nor any other Subsidiary of the Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than pursuant to Standard Securitization Undertakings). Any such designation shall be evidenced, solely upon the request of the Administrative Agent, to the Administrative Agent by delivering to the Administrative Agent an officer’s certificate of the Borrower certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.
“Receivables Facility” means a receivables facility or facilities created under any Receivables Facility Documents, providing for the sale, transfer and/or pledge by the Borrower and/or one or more other Receivables Sellers of Receivables Facility Assets (thereby providing financing to the Borrower and the Receivables Sellers) to a Receivables Entity (either directly or through another Receivables Seller), which in turn shall sell, transfer and/or pledge interests in the respective Receivables Facility Assets to third-party lenders or investors pursuant to the Receivables Facility Documents (with the Receivables Entity permitted to issue or convey purchaser interests, investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Receivables Facility Assets) in return for the cash used by such Receivables Entity to acquire the Receivables Facility Assets from the Borrower and/or the respective Receivables Sellers, in each case as more fully set forth in the applicable Receivables Facility Documents.
“Receivables Facility Assets” means Receivables (whether now existing or arising in the future) of the Receivables Sellers which are transferred, sold and/or pledged to a Receivables Entity pursuant to a Receivables Facility and any related Receivables Related Assets which are also so transferred, sold and/or pledged to a Receivables Entity and all proceeds thereof.

“Receivables Facility Documents” means each of the documents and agreements entered into in connection with any Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests or the incurrence of loans, as applicable.
“Receivables Related Assets” means any assets that are customarily sold, transferred and/or pledged or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to Receivables and any collections or proceeds of any of the foregoing (including, without limitation, lock-boxes, deposit accounts, records in respect of Receivables and collections in respect of Receivables).
“Receivables Sellers” means the Borrower and those Subsidiaries that are from time to time party to Receivables Facility Documents (other than any Receivables Entity).
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, the RFR for such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting, (4) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to Term CORRA, the RFR for such Benchmark is ~~CDOR Rate, 11:00 a.m~~Daily Simple CORRA, then four RFR Business Days prior to such setting, (5) if such Benchmark is the Adjusted Term CORRA Rate, 1:00 p.m. Toronto local time on the ~~same~~ day that is two Business Day preceding the date of such setting or (~~5~~6) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, ~~the CDOR Rate or~~ Daily Simple SOFR, Daily Simple CORRA or the Adjusted Term CORRA Rate, the time determined by the Administrative Agent in its reasonable discretion.
“Register” has the meaning assigned to such term in Section 9.04(b).
“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada or, in each case, any successor thereto and (iv) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.
“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the ~~Adjusted~~ Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the ~~Adjusted~~ EURIBOR Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, ~~the Adjusted CDOR Rate~~Term CORRA, or (iv) with respect to any RFR Borrowing denominated in Dollars or Canadian Dollars, the ~~Adjusted~~applicable Daily Simple RFR, in each case, as applicable.
“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate or (iii) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, ~~the CDOR Screen Rate~~Term CORRA, as applicable.
“Required Lenders” means (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Section 7.01 or the Commitments terminating or expiring, Lenders having Revolving Exposures and Unfunded Commitments representing more than 50% of the sum of the total Revolving Exposures and Unfunded Commitments at such time; provided, that solely for purposes of declaring the Loans to be due and payable pursuant to Section 7.01, the Unfunded Commitment of each Lender shall be deemed to be zero; and (b) for all purposes after the Loans become due and payable pursuant to Section 7.01 or the Commitments expire or terminate, Lenders having Credit Exposures representing more than 50% of the total Revolving Exposures at such time; provided that, in the case of clauses (a) and (b) above, the Revolving Exposure of any Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.20 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Unfunded Commitment of such Lender shall be determined on the basis of its Revolving Exposure excluding such excess amount. Notwithstanding the foregoing, at any time there is more than one (1) Lender, at least two (2) Lenders must approve any amendment or modification requiring the consent of the Required Lenders.

“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or Subsidiary.
“Revaluation Date” shall mean (a) with respect to any Loan denominated in any Foreign Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) (A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in a Foreign Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.
“Revolving Borrowing” means a Borrowing of Revolving Loans of the same Type and Agreed Currency, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect, in each case in accordance with Section 2.02.
“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure and its Swingline Exposure at such time.
“Revolving Loan” means a Loan made pursuant to Section 2.01(a).
“RFR” means, for any RFR Loan denominated in (a) Dollars (solely following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate), Daily Simple SOFR and (b) Canadian Dollars (solely following a Benchmark Transition Event and Benchmark Replacement Date with respect to Term CORRA), Daily Simple CORRA.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Business Day” means, for any RFR Loan denominated in (a) Dollars, a U.S. Government Securities Business Day and (b) Canadian Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in Toronto, Ontario are authorized or required by law to remain closed.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.
“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
“Sanctions” has the meaning assigned to such term in Section 3.18(b).
“SEC” means the Securities and Exchange Commission of the United States of America.
“Secured Obligations” means all Obligations, together with all Swap Obligations and Banking Services Obligations owing to one or more Lenders or their respective Affiliates, in each case whether now existing or hereafter arising, whether all such obligations arise or accrue before or after the commencement of any bankruptcy, insolvency or receivership proceedings, including, without limitation, interest and fees accruing pre-petition or post-petition and costs, expenses, and attorneys’ and paralegals’ fees, whenever incurred (and whether or not such claims, interest, costs, expenses or fees are allowed or allowable in any such proceeding); provided that the definition of “Secured Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.
“Security Agreement” means that certain Amended and Restated Pledge and Security Agreement (including any and all supplements thereto), dated as of the Effective Date, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Holders of Secured Obligations, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.
“Senior Indebtedness” has the meaning assigned to it in Section 9.02(b).
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“Specified Ancillary Obligations” means all obligations and liabilities (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any of the Subsidiaries, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, to the Lenders or any of their Affiliates under any Swap Agreement or any Banking Services Agreement.
“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary thereof in connection with the Receivables Facility which are reasonably customary in an accounts receivable financing transaction.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Federal Reserve Board, the Financial Conduct Authority, the Prudential Regulation Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in the applicable currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall include those imposed pursuant to Regulation D of the Federal Reserve Board. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D of the Federal Reserve Board. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person (other than a natural person) the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person (a) of which securities or other ownership interests representing more than 50% of the Equity Interests or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise greater than 50% Controlled, by the parent and/or one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Borrower.
“Subsidiary Guarantor” means each Material Subsidiary that becomes a party to a Subsidiary Guaranty (including pursuant to a joinder or supplement thereto).
“Subsidiary Guaranty” means that certain Amended and Restated Guaranty dated as of the Effective Date (including any and all supplements thereto) and executed by each Subsidiary Guarantor, and any other guaranty agreements as are requested by the Administrative Agent and its counsel, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Subordinated Indebtedness” of the Borrower or any Subsidiary means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of, and the terms and conditions of which are otherwise satisfactory to, the Administrative Agent.
“Subordinated Indebtedness Documents” means any document, agreement or instrument evidencing any Subordinated Indebtedness or entered into in connection with any Subordinated Indebtedness.
“Supported QFC” has the meaning assigned to such term in Section 9.21.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.
“Swap Obligations” means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.
“Sweep Depositary” shall have the meaning set forth in the definition of Sweep to Loan Arrangement.
“Sweep to Loan Arrangement” means a cash management arrangement established by the Borrower with the Swingline Lender or an Affiliate of the Swingline Lender, as depositary (in such capacity, the “Sweep Depositary”), pursuant to which the Swingline Lender is authorized (a) to make advances of Swingline Loans hereunder, the proceeds of which are deposited by the Swingline Lender into a designated account of the Borrower maintained at the Sweep Depositary, and (b) to accept as prepayments of the Swingline Loans hereunder proceeds of excess targeted balances held in such designated account at the Sweep Depositary, which cash management arrangement is subject to such agreement(s) and on such terms acceptable to the Sweep Depositary and the Swingline Lender.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, Swingline Loans made by such Lender in its capacity as a Swingline Lender that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.20 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time, less the amount of participations funded by the other Lenders in such Swingline Loans.

“Swingline Lender” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates), in its capacity as a lender of Swingline Loans hereunder.
“Swingline Loan” means a Loan made pursuant to Section 2.05.
“Syndication Agent” means Bank of America, N.A.
“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.
“TARGET Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Tax Status Certificate” has the meaning assigned to such term in Section 2.17(e).
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the Adjusted ~~CDOR~~Term CORRA Rate.
“Term CORRA” means, with respect to any Term Benchmark Borrowing denominated in Canadian dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five (5) Business Days prior to such Periodic Term CORRA Determination Day.
“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.
“Term CORRA Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term CORRA Reelection Event.
“Term CORRA Reelection Event” means the determination by the Administrative Agent that (a) Term CORRA has been recommended for use by the Relevant Governmental Body, (b) the administration of Term CORRA is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14(a) that is not Term CORRA.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Total Net Indebtedness” means, on any date, with respect to the Borrower and its Subsidiaries, Consolidated Total Indebtedness on such date minus the Qualified Cash Amount on such date.
“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted Daily Simple RFR, the Adjusted ~~CDOR~~Term CORRA Rate, the Canadian Prime Rate or the Alternate Base Rate.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfunded Commitment” means, with respect to each Lender, the Commitment of such Lender less its Revolving Exposure.
“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Special Resolution Regime” has the meaning assigned to such term in Section 9.21.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “Term Benchmark Loan” or a “Term Benchmark Borrowing”).
SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
(b)    All pro forma computations required to be made hereunder giving effect to any acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction for which a pro forma computation is expressly required under this Agreement shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the financial statements referred to in Section 3.04(a)), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of (but without giving effect to any synergies or cost savings) and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness).
(c)    Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Finance Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a finance lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a finance lease, and all calculations (including with respect to assets and liabilities associated with such lease) and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
SECTION 1.05. Status of Obligations. In the event that the Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

SECTION 1.06. Amendment and Restatement of Existing Credit Agreement. The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Section 4.01, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All Loans made and Obligations incurred under the Existing Credit Agreement which are outstanding on the Effective Date shall continue as Loans and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) all obligations constituting “Obligations” with any Lender or any Affiliate of any Lender which are outstanding on the Effective Date shall continue as Obligations under this Agreement and the other Loan Documents, (c) the Administrative Agent shall make such reallocations, sales, assignments, conversions or other relevant actions in respect of each Lender’s credit exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s Revolving Exposures and outstanding Loans hereunder reflects such Lender’s Applicable Percentage of the outstanding aggregate Revolving Exposures on the Effective Date and (d) the Borrower hereby agrees to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any “Eurocurrency Loans” under the Existing Credit Agreement and such reallocation described above or conversion to Term Benchmark Loans in accordance with Section 2.08(f) hereof, in each case on the terms and in the manner set forth in Section 2.16 hereof.
SECTION 1.07. Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars or a Foreign Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event or a Term CORRA Reelection Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.08. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.
SECTION 1.09. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
SECTION 1.10. Exchange Rates; Currency Equivalents. (a) The Administrative Agent or the Issuing Bank, as applicable, shall determine the Dollar Amount of Term Benchmark Borrowings or RFR Borrowing or Letter of Credit extensions denominated in Foreign Currencies. Such Dollar Amount shall become effective as of such Revaluation Date and shall be the Dollar Amount of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Amount as so determined by the Administrative Agent or the Issuing Bank, as applicable.
(b)    Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or an RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in a Foreign Currency, such amount shall be the Dollar Amount of such amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be.
ARTICLE II

The Credits
SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender (severally and not jointly) agrees to make Revolving Loans to the Borrower in Agreed Currencies from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.10) in (a) the Dollar Amount of such Lender’s Revolving Exposure exceeding such Lender’s Commitment, (b) subject to Section 1.10, the Dollar Amount of the total Revolving Exposures exceeding the Aggregate Commitment or (c) subject to Section 1.10, the Dollar Amount of the total outstanding Revolving Loans and LC Exposure, in each case denominated in Foreign Currencies, exceeding the Foreign Currency Sublimit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05.
(b)    Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans, Term Benchmark Loans or RFR Loans, as applicable, in each case of the same Agreed Currency, as the Borrower may request in accordance herewith, provided that each ABR Loan shall only be made in Dollars or Canadian Dollars. Each Swingline Loan shall be an ABR Loan or a Canadian Prime Rate Loan. Each Lender and each Issuing Bank, at its option, may make any Loan and/or issue any Letter of Credit by causing any domestic or foreign branch or Affiliate of such Lender or Issuing Bank to make such Loan or issue such Letter of Credit (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender or Issuing Bank); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 (or, if such Borrowing is denominated in a Foreign Currency, 100,000 units of such currency) and not less than $1,000,000 (or if such Borrowing is denominated in a Foreign Currency, 1,000,000 units of such currency). At the time that each ABR Borrowing or RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $50,000 (or, if such Borrowing is denominated in Canadian Dollars, 50,000 units of such currency) and not less than $500,000 (or, if such Borrowing is denominated in Canadian Dollars, 500,000 units of such currency); provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $50,000 (or, if such Swingline Loan is denominated in Canadian Dollars, 50,000 units of such currency) and not less than $100,000 (or, if such Swingline Loan is denominated in Canadian Dollars, 100,000 units of such currency). Borrowings of more than one Type may be outstanding at the same time; provided, however, that there shall not at any time be more than a total of ten (10) Term Benchmark Borrowings or RFR Borrowings outstanding.
(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request (a)(i)(x) in the case of a Term Benchmark Borrowing denominated in Dollars, not later than 2:00 p.m. Chicago time, three U.S. Government Securities Business Days (or, solely with respect to any Borrowing to be made on the Effective Date, one U.S. Government Securities Business Day) before the date of the proposed Borrowing or (y) in the case of an RFR Borrowing denominated in Dollars, not later than 11:00 a.m. New York City time, five U.S. Government Securities Business Days before the date of the proposed Borrowing ~~and~~, (ii) in the case of a Term Benchmark Borrowing denominated in Euros or Canadian Dollars, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing and (iii) in the case of an RFR Borrowing denominated in Canadian dollars, not later than 12:00 p.m., New York City time, five (5) RFR Business Days before the date of the proposed

Borrowing, or (b) in the case of an ABR Borrowing, not later than 10:00 a.m. Local Time, on the date of the proposed Borrowing (in the case of an ABR Borrowing denominated in Dollars), or not later than 10:00 a.m. Local Time, one Business Day before the date of the proposed Borrowing (in the case of an ABR Borrowing denominated in Canadian Dollars); provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 9:00 a.m., Local Time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be signed by the Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the aggregate amount of the requested Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing;
(iv)    the Agreed Currency and, in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.
If no election as to the currency of a Borrowing is specified, then the requested Borrowing shall be made in Dollars. If no election as to the Type of Revolving Borrowing is specified, then, in the case of a Borrowing denominated in Dollars or Canadian Dollars, the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. Notwithstanding the foregoing, in no event shall the Borrower be permitted to request pursuant to this Section 2.03, a CBR Loan or, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to (x) the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR or (y) Term CORRA, an RFR Loan bearing interest based on Daily Simple CORRA (it being understood and agreed that a Central Bank Rate and Daily Simple SOFR shall apply only to the extent provided in Sections 2.08(e) (solely with respect to the Central Bank Rate), 2.14(a) and 2.14(f)).
SECTION 2.04. Expansion Options. The Borrower may from time to time elect to increase the Commitments or enter into one or more tranches of term loans (each, an “Incremental Term Loan”), in each case in minimum increments of $5,000,000 so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Term Loans does not exceed $200,000,000. The Borrower may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”; provided, that no Ineligible Institution may be an Augmenting Lender), to increase their existing Commitments, or to participate in such Incremental Term Loans, or extend Commitments, as the case may be; provided that (i) each Augmenting Lender, shall be subject to the approval of the Borrower, the Issuing Bank (to the extent the consent of the Issuing Bank would be required to effect an assignment under Section 9.04(b)) and the Administrative Agent (such approval by the Administrative Agent not to be unreasonably withheld) and (ii) (x) in the case of an Increasing Lender, the Borrower and such Increasing Lender execute an agreement substantially in the form of Exhibit C-1 hereto, and (y) in the case of an Augmenting Lender, the Borrower and such Augmenting Lender execute an agreement substantially in the form of Exhibit C-2 hereto. No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan) shall be required for any increase in Commitments or Incremental Term Loan pursuant to this Section 2.04. Increases and new Commitments and Incremental Term Loans created pursuant to this Section 2.04 shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loans, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower and (B) the Borrower shall be in compliance (on a pro forma basis) with the covenants contained in Section 6.12 and (ii) the Administrative Agent shall have received certificates, resolutions and opinions consistent with those delivered on the Effective Date as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase. On the effective date of any increase in the Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) except in the case of any Incremental Term Loans, the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term Benchmark Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans, (b) shall not mature earlier than the Maturity Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.04. Nothing contained in this Section 2.04 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder, or provide Incremental Term Loans, at any time. In connection with any increase of the

Commitments or Incremental Term Loans pursuant to this Section 2.04, any Augmenting Lender becoming a party hereto shall (1) execute such documents and agreements as the Administrative Agent may reasonably request and (2) in the case of any Augmenting Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.
SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein and in any Loan Sweep Agreement, from time to time during the Availability Period, the Swingline Lender may, but shall have no obligation to, make Swingline Loans in Dollars or Canadian Dollars to the Borrower in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate Dollar Amount of outstanding Swingline Loans exceeding $15,000,000 or (ii) the Dollar Amount of the Swingline Lender’s Revolving Exposure exceeding its Commitment; provided that a Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.
(b)    To request a Swingline Loan, the Borrower shall submit a written notice to the Administrative Agent by telecopy or electronic mail not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be in a form approved by the Administrative Agent, shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to an account of the Borrower with the Administrative Agent designated for such purpose (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. In addition, any Swingline Loans made pursuant to any Loan Sweep Agreement will be made in accordance with any “draw” or “advance” procedures specified in such Loan Sweep Agreement, without the need for the Borrower to submit borrowing requests to the Swingline Lender, unless the Swingline Lender otherwise requires in its sole and absolute discretion.
(c)    The Swingline Lender may by written notice given to the Administrative Agent require the Lenders to acquire participations in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day no later than 5:00 p.m. New York City time on such Business Day and if received after 12:00 noon, New York City time, on a Business Day shall mean no later than 10:00 a.m. New York City time on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.
(d)    The Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter, and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of the Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.
(e)    Subject to the appointment and acceptance of a successor Swingline Lender, the Swingline Lender may resign as Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, the Swingline Lender shall be replaced in accordance with Section 2.05(d) above.

(f)    So long as a Sweep to Loan Arrangement is in effect, and subject to the terms and conditions thereof, Swingline Loans may be advanced and prepaid hereunder notwithstanding any notice, minimum amount, or funding and payment location requirements hereunder for any advance of Swingline Loans or for any prepayment of any Swingline Loans. The making of any such Swingline Loans shall otherwise be subject to the other terms and conditions of this Section 2.05 and this Agreement. All Swingline Loans advanced or prepaid pursuant to such Sweep to Loan Arrangement shall be ABR Loans; and, so long as a Sweep to Loan Arrangement is in effect, all Swingline Loans (whether or not advanced pursuant to the Sweep to Loan Arrangement) shall be ABR Loans. The Swingline Lender shall have the right in its sole discretion to suspend or terminate the making and/or prepayment of Swingline Loans pursuant to such Sweep to Loan Arrangement with notice to the Sweep Depositary and the Borrower (which may be provided on a same-day basis), whether or not any Default or Event of Default exists. The Swingline Lender shall not be liable to the Borrower or any other Person for any losses directly or indirectly resulting from events beyond the Swingline Lender’s reasonable control, including without limitation any interruption of communications or data processing services or legal restriction or for any special, indirect, consequential or punitive damages in connection with any Sweep to Loan Arrangement.
SECTION 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, each Issuing Bank agrees to issue, amend, extend and renew, at any time and from time to time during the Availability Period, at the request of the Borrower, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, one or more Letters of Credit denominated in Agreed Currencies for the account of the Borrower or its Subsidiaries having an amount available for draw that will not result in the total Revolving Exposures exceeding the Aggregate Commitment. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, no Issuing Bank shall have any obligation hereunder to issue, and shall not issue, any Letter of Credit, the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Person that is the subject of Sanctions, or in any country or territory that, at the time of such funding, is the subject of any comprehensive Sanctions, in each case, except to the extent permitted for a Person required to comply with Sanctions, (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement, or (iii) in any manner that would result in a violation of one or more policies of such Issuing Bank applicable to letters of credit generally. In addition, no Issuing Bank shall be under any obligation to issue, amend or extend any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, amending or extending such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance, amendment or extension of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three (3) Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the Issuing Bank and using such Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) subject to Section 1.10, (x) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit issued by the applicable Issuing Bank at such time, plus (y) the aggregate Dollar Amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time shall not exceed its Letter of Credit Commitment (unless, subject to the next clause (ii), such Issuing Bank shall agree to issue a Letter of Credit that results in such sum exceeding its Letter of Credit Commitment, in its sole discretion), (ii) subject to Section 1.10, the aggregate undrawn Dollar Amount of all outstanding Letters of Credit issued by the Issuing Banks shall not exceed $150,000,000, (iii) no Lender’s Dollar Amount of Revolving Exposure shall exceed its Commitment, (iv) subject to Section 1.10, the Dollar Amount of the Revolving Exposure shall not exceed the Aggregate Commitment, and (v) subject to Section 1.10, the Dollar Amount of the total outstanding Revolving Loans and LC Exposure, in each case denominated in Foreign Currencies, shall not exceed the Foreign Currency Sublimit. The Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Bank with the consent of such Issuing Bank; provided that the Borrower shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iv) above shall not be satisfied.
(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date; provided that, upon the Borrower’s request, any such Letter of Credit which expires in the final year prior to the Maturity Date may have a later expiry date if cash collateralized or covered by standby letter(s) of credit in compliance with Section 2.06(j) below by no later than five (5) Business Days prior to the Maturity Date (each such Letter of Credit, an “Extended Letter of Credit”); provided further, that any Letter of Credit with a one-year tenor may provide for automatic or “evergreen” renewal thereof for additional 1 year periods (which shall in no event extend beyond the date referred to in clause (ii) above unless cash collateralized or covered by standby letter(s) of credit in accordance with the requirements for an Extended Letter of Credit). Notwithstanding the foregoing, any such automatic or “evergreen” Letter of Credit shall permit the applicable Issuing Bank to prevent any such one-year extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than that certain date in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.

(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit and to make payments in respect of such acquired participations are absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit issued by such Issuing Bank, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount in the currency of such LC Disbursement equal to such LC Disbursement, calculated as of the date such Issuing Bank made such LC Disbursement (or if the applicable Issuing Bank shall so elect in its sole discretion by notice to the Borrower, in such other Agreed Currency which was paid by such Issuing Bank pursuant to such LC Disbursement) not later than 11:00 a.m., Local Time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 9:00 a.m., Local Time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 11:00 a.m., Local Time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with (i) to the extent such LC Disbursement was made in Dollars or Canadian Dollars, an ABR Revolving Borrowing or Term Benchmark Revolving Borrowing in Dollars or Canadian Dollars in an amount equal to such LC Disbursement or (ii) to the extent that such LC Disbursement was made in a Foreign Currency (other than Canadian Dollars), a Term Benchmark Revolving Borrowing in such Foreign Currency (other than Canadian Dollars) in an amount equal to such LC Disbursement and, in each case, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders, provided that such payment shall be payable by no later than 12:00 noon Local Time), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse such Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. If the Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, such Issuing Bank or the relevant Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Equivalent Amount, calculated using the applicable Exchange Rates, on the date such LC Disbursement is made, of such LC Disbursement.
(f)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder or (v) any adverse change in the relevant exchange rates or in the availability of the relevant Foreign Currency to the Borrower or any Subsidiary or in the relevant currency markets generally. Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential, special, indirect or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a nonappealable judgment of a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)    Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or electronic mail) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.
(h)    Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency (other than Canadian Dollars), at the Overnight Rate for such Foreign Currency plus the then effective Applicable Rate with respect to Term Benchmark Revolving Loans) and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.
(i)    Replacement and Resignation of Issuing Bank.
(i)    Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor, any other existing Issuing Bank, or to any previous Issuing Bank, or to such successor, any other existing Issuing Bank, and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(ii)    Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.06(i)(i) above.

(j)    Cover; Cash Collateralization. If (x) any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing at least 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph or (y) the Borrower requests the issuance of an Extended Letter of Credit, the Borrower shall either (A) cover by arranging for the issuance of one or more standby letters of credit issued by an issuer, and otherwise on terms and conditions, satisfactory to the Administrative Agent or (B) deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the Dollar Amount of the LC Exposure in respect of such Extended Letter of Credit (in the case of the foregoing clause (y)) or in the aggregate (in the case of the foregoing clause (x)) as of such date, plus accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that the Borrower is not late in reimbursing shall be deposited in the applicable Foreign Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to provide such letter of credit cover or deposit such cover or cash collateral shall (1) be required by no later than five (5) Business Days prior to the Maturity Date in the case of an Extended Letter of Credit and (2) become effective immediately, and such cover or deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.01(h) or 7.01(i). For the purposes of this paragraph, the Foreign Currency LC Exposure shall be calculated using the applicable Exchange Rate on the date notice demanding cash collateralization is delivered to the Borrower. Such cover and deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse any applicable Issuing Bank (ratably in the case of more than one Issuing Bank) for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing at least 50% of the total LC Exposure), be applied to satisfy other Secured Obligations. If the Borrower is required to provide an amount of letter of credit cover or cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all such Defaults have been cured or waived.
(k)    Issuing Bank Agreements. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) promptly following the end of each calendar month, the aggregate amount of Letters of Credit issued by it and outstanding at the end of such month, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letter of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Bank shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Issuing Bank makes any payment under any

Letter of Credit, the date of such payment under such Letter of Credit and the amount of such payment, (iv) on any Business Day on which the Borrower fails to reimburse any payment under any Letter of Credit required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such payment and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.
(l)    Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.
(m)    Addition of Issuing Banks. The Borrower may, at any time and from time to time with the consent of the Administrative Agent and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. The Letter of Credit Commitment with respect to such additional Lender shall be subject to the consent of the Administrative Agent, the Borrower and such Lender. The Administrative Agent may update the Letter of Credit Commitment Schedule from time to time to reflect the addition of any Issuing Bank. Any Lender designated as an Issuing Bank pursuant to this paragraph (m) shall be deemed to be an “Issuing Bank” for the purposes of this Agreement (in addition to being a Lender) with respect to Letters of Credit issued by such Lender.
(n)    Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars, by 11:00 a.m., Chicago time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage, and (ii) in the case of each Loan denominated in a Foreign Currency, by 12:00 noon, Local Time, in the city of the Administrative Agent’s Foreign Payment Office for such currency and at such Foreign Payment Office for such currency; provided that Swingline Loans shall be made as provided in Section 2.05. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available in immediately available funds to the Borrower by promptly crediting the amounts so received, in like funds, to the Funding Account; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or, in the case of ABR Revolving Loans, no later than 11:00 a.m., Local Time, on the date of the proposed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans, or in the case of Foreign Currencies, in accordance with such market practice, in each case, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Nothing in this paragraph (b) shall be deemed to relieve any Lender from any obligation to fund any Loans in accordance with the terms and conditions hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.
SECTION 2.08. Interest Elections. (a) Each Borrowing initially shall be of the Type and Agreed Currency specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by the Borrower. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under such Borrowing.
(c)    Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing; and
(iv)    the Agreed Currency and, if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding the foregoing, in no event shall the Borrower be permitted to request pursuant to this Section 2.08(c) a CBR Loan or, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to (x) the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR or (y) Term CORRA, an RFR Loan bearing interest based on Daily Simple CORRA (it being understood and agreed that a Central Bank Rate and Daily Simple SOFR shall apply only to the extent provided in Sections 2.08(e) (solely with respect to the Central Bank Rate), 2.14(a) and 2.14(f)).
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Revolving Borrowing in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be deemed to have an Interest Period that is one month. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Term Benchmark Borrowing in a Foreign Currency prior to the end of the Interest Period therefor, then, unless such Term Benchmark Borrowing is repaid as provided herein, the Borrower shall be deemed to have selected that such Term Benchmark Borrowing shall automatically be continued as a Term Benchmark Borrowing in its original Agreed Currency with an Interest Period of one month at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing or an RFR Borrowing and (ii) unless repaid, (x) (A) each Term Benchmark Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (B) each RFR Borrowing denominated in Dollars shall be converted to an ABR Borrowing on the last day of the calendar month and (y) each Term Benchmark Borrowing and each RFR Borrowing, in each case denominated in a Foreign Currency shall bear interest at the Central Bank Rate (or, in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Agreed Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans or RFR Loans denominated in any Agreed Currency other than Dollars shall either be (1) converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) at the end of the Interest Period applicable thereto, in the case of any Term Benchmark Loans, or on the Interest Payment Date applicable thereto, in the case of any RFR Loans, or (2) prepaid at the end of the applicable Interest Period, in the case of any Term Benchmark Loans, or on the Interest Payment Date, in the case of any RFR Loans, as applicable, in full; provided that, if no election is made by the Borrower by the earlier of (A) the date that is three Business Days after receipt by the Borrower of such notice or (B) the last day of the current Interest Period for the applicable Term Benchmark Loan, the Borrower shall be deemed to have elected clause (1) above.
(f)    Notwithstanding anything in this Agreement or any other Loan Document to the contrary, and subject to the requirements of Section 2.16 of the Existing Credit Agreement, all “Eurocurrency Loans” denominated in Dollars or Canadian Dollars and outstanding under the Existing Credit Agreement immediately preceding the Effective Date, if any, shall automatically be converted to Term Benchmark Loans with a one-month Interest Period as of the Effective Date.
(g)    Notwithstanding anything in this Agreement or any other Loan Document to the contrary, interest on all Term Benchmark Loans denominated in Canadian Dollars and bearing interest based on the “Adjusted CDOR Rate” (as defined in the Credit Agreement as in effect immediately prior to the Amendment No. 1 Effective Date (the “Prior Credit Agreement”)), and outstanding immediately prior to the Amendment No 1 Effective Date, if any, shall continue to accrue and be paid based upon the “Adjusted CDOR Rate” applicable pursuant to the terms of the Prior Credit Agreement solely until the expiration of the current “Interest Period” (as defined in the Prior Credit Agreement and taking into account any grace periods or extensions of such “Interest Period” approved prior to the Amendment No. 1 Effective Date) applicable thereto (at which time such Term Benchmark Loans may be reborrowed as or converted to ABR Borrowings or Term Benchmark Borrowings in accordance with this Section 2.08).
SECTION 2.09. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.
(b)    The Borrower may at any time terminate or from time to time reduce the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Dollar Amount of any Lender’s Revolving Exposure would exceed such Lender’s Commitment.
(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.10. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date in the currency of such Revolving Loan and (ii) to the Administrative Agent for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the fifth Business Day after such Swingline Loan is made, or in the case of any Swingline Loan made pursuant to any Loan Sweep Agreement, pursuant to the Sweep to Loan Arrangement; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.
SECTION 2.11. Prepayment of Loans.
(a)    The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty (except for break funding payments in accordance with Section 2.16), subject to prior notice in accordance with paragraph (b) of this Section.
(b)    The Borrower shall notify the Administrative Agent (and, in the case of prepayment of Swingline Loans, the Swingline Lender) by telephone (confirmed by telecopy or electronic mail) of any prepayment hereunder (i) (x) in the case of prepayment of (1) a Term Benchmark Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (2) an RFR Borrowing denominated in Dollars, not later than 11:00 a.m. New York City time, five Business Days before the date of prepayment, ~~and~~ (y) in the case of prepayment of a Term Benchmark Borrowing denominated in a Foreign Currency, not later than 12:00 p.m., New York City time, three Business Days before the date of prepayment, and (z) in the case of prepayment of an RFR Revolving Borrowing denominated in Canadian dollars, five RFR Business Days before the date of prepayment

(ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m. Local Time, one (1) Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.
(c)    If at any time, (i) other than as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Amount of all of the Revolving Exposures (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Revaluation Date with respect to each such Credit Event) exceeds the Aggregate Commitment or (B) the sum of the aggregate principal Dollar Amount of all of the outstanding Revolving Exposures denominated in Foreign Currencies (the “Foreign Currency Exposure”) (so calculated), as of the most recent Revaluation Date with respect to each such Credit Event, exceeds the Foreign Currency Sublimit or (ii) solely as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Amount of all of the Revolving Exposures (so calculated) exceeds 105% of the Aggregate Commitment or (B) the Foreign Currency Exposure, as of the most recent Revaluation Date with respect to each such Credit Event, exceeds 105% of the Foreign Currency Sublimit, the Borrower shall in each case immediately repay Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause (x) the aggregate Dollar Amount of all Revolving Exposures (so calculated) to be less than or equal to the Aggregate Commitment and (y) the Foreign Currency Exposure to be less than or equal to the Foreign Currency Sublimit, as applicable.
SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable on the fifteenth day following the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate for performance Letters of Credit or non-performance Letters of Credit, as applicable, on the average daily Dollar Amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to

Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)    The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(d)    All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)    The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the Adjusted ~~CDOR~~Term CORRA Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate, and each RFR Loan shall bear interest at a rate per annum equal to the Adjusted Daily Simple RFR plus, in any such case, the Applicable Rate.
(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(d)    Accrued interest on each Loan shall be payable in arrears in the same Agreed Currency as the applicable Loan, on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    Interest computed by reference to the Alternate Base Rate (except when based on the Prime Rate or the Canadian Prime Rate), the Term SOFR Rate, the EURIBOR Rate or Daily Simple RFR with respect to Dollars hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to Term CORRA, Daily Simple CORRA or the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate or the Canadian Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) ~~and interest computed by reference to the Adjusted CDOR Rate shall be computed on the basis of a year of 365 days~~. In each case, interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted EURIBOR Rate, EURIBOR Rate, Canadian Prime Rate, Adjusted ~~CDOR~~Term CORRA Rate, Term CORRA, Adjusted Daily Simple RFR or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.14. Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the Adjusted ~~CDOR~~Term CORRA Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency; or
(ii)    the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the Adjusted ~~CDOR~~Term CORRA Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR or RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or 2.14(a)(ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or 2.14(a)(ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request, as applicable, for an ABR Borrowing and (B) for Loans denominated in a Foreign Currency, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or 2.14(a)(ii) above or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or 2.14(a)(ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan and (B) for Loans denominated in a Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Foreign Currency plus the CBR Spread; provided, that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Foreign Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time, and (2) any RFR Loan shall bear interest at the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or (B) be prepaid in full immediately.
(b)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars and/or Canadian Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)    (i)     Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(ii) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Canadian Dollars, if a Term CORRA Reelection Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c)(ii) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term CORRA Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term CORRA Notice after the occurrence of a Term CORRA Reelection Event and may do so in its sole discretion
(d)    The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, EURIBOR Rate or ~~CDOR Rate~~Term CORRA) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for (i) a Term Benchmark Borrowing, conversion to or continuation of Term Benchmark Loans to be made, converted or continued or (ii) a RFR Borrowing or conversion to RFR Loans, during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any such request for (1) a Term Benchmark Borrowing or RFR Borrowing, as applicable, denominated in Dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event or (y) any request relating to a Term Benchmark Borrowing or RFR Borrowing denominated in a Foreign Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14, (1) for Loans denominated in Dollars, (A) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (i) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event, or (ii) an ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (B) any RFR Loan shall on and from such day, be converted by the Administrative Agent to, and shall constitute an ABR Loan and (2) for Loans denominated in any Foreign Currency, (A) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Foreign Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Foreign Currency shall, at the Borrower’s election prior to such day: (i) be prepaid by the Borrower on such day or (ii) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term

Benchmark Loans denominated in Dollars at such time and (B) any RFR Loan shall bear interest at the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Foreign Currency, plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the Borrower’s election, shall either (i) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or (ii) be prepaid in full immediately.
SECTION 2.15. Increased Costs. (a) If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted EURIBOR Rate or Adjusted ~~CDOR~~Term CORRA Rate, as applicable) or any Issuing Bank;
(ii)    impose on any Lender or any Issuing Bank or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made hereunder or under the other Loan Documents to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes or (C) Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Person of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Person of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Person hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Person such additional amount or amounts as will compensate such Person for such additional costs incurred or reduction suffered.
(b)    If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time, the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or their respective holding company, as applicable, for any such reduction suffered.

(c)    A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and describing in reasonable detail the basis of such compensation and method of calculation shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.16. Break Funding Payments. (a) With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(c) and is revoked in accordance therewith), (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or (v) the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts (and the computation of any such loss, cost or expense in reasonable detail) that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(b)    With respect to RFR Loans, in the event of the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Foreign Currency in a different currency, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall (except to the extent required by applicable law) be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct or withhold any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or any Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall be entitled to make such deductions or withholdings and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.
(b)    In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.
(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.17, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Each Lender shall deliver to the Borrower and to the Administrative Agent, whenever reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable laws and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, (A) to determine whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) to determine, if applicable, the required rate of withholding or deduction and (C) to establish such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding Tax purposes in an applicable jurisdiction. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. If any form, certification or other documentation provided by a Lender pursuant to this Section 2.17(e) (including any of the specific documentation described below) expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly notify the Borrower and the Administrative Agent in writing and shall promptly update or otherwise correct the affected documentation or promptly notify the Borrower and the Administrative Agent in writing that such Lender is not legally eligible to do so. Without limiting the generality of the foregoing,

(i)    any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent duly completed and executed originals of IRS Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Borrower or the Administrative Agent (in such number of signed originals as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon request of the Borrower or the Administrative Agent) as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to U.S. federal backup withholding Tax or information reporting requirements; and
(ii)    each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of U.S. federal withholding Tax with respect to any payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of signed originals as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), duly completed and executed copies of whichever of the following is applicable:
(A)    IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (or any successor thereto) claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(B)    IRS Form W-8ECI (or any successor thereto) claiming that specified payments (as applicable) under this Agreement or any other Loan Documents (as applicable) constitute income that is effectively connected with such Foreign Lender’s conduct of a trade or business in the United States,
(C)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Sections 881(c) or 871(h) of the Code (the “Portfolio Interest Exemption”), (x) a certificate (a “Tax Status Certificate”) in form and substance reasonably satisfactory to the Administrative Agent and the Borrower to the effect that such Foreign Lender (I) is not a “bank” for purposes of Section 881(c)(3)(A) of the Code, (II) is not a 10-percent shareholder of the Borrower for purpose of Section 881(c)(3)(B) of the Code and (III) is not a controlled foreign corporation related to the Borrower for the purposes of Section 881(c)(3)(C) of the Code and (y) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (or any successor thereto),
(D)    where such Lender is a partnership (for U.S. federal income tax purposes) or otherwise not a beneficial owner (e.g., where such Lender has sold a participation), IRS Form W-8IMY accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-9 (or, in each case, any successor thereto) and all required supporting documentation from each beneficial owner, as applicable (including, where one or more of the underlying beneficial owner(s) is claiming the benefits of the Portfolio Interest Exemption, a Tax Status Certificate of such beneficial owner(s) provided that, if the Foreign Lender is a partnership and not a participating Lender, the Tax Status Certificate from the beneficial owner(s) may be provided by the Foreign Lender on behalf of the beneficial owner(s)), or

(E)    any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in United States federal withholding Tax together with such supplementary documentation as may be prescribed by applicable laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
(f)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(g)    Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and Other Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.17(g).
(h)    If the Administrative Agent or a Lender determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) pursuant to this Section 2.17(h) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

SECTION 2.18. Payments Generally; Allocation of Proceeds; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in Dollars, 11:00 a.m., Chicago time and (ii) in the case of payments denominated in a Foreign Currency, 12:00 noon, Local Time, in the city of the Administrative Agent’s Foreign Payment Office for such currency, in each case, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (A) in the same currency in which the applicable Credit Event was made, and (B) to the Administrative Agent at its offices at 10 South Dearborn Street, 7th floor, Chicago, Illinois 60603 or, in the case of a Credit Event denominated in a Foreign Currency, the Administrative Agent’s Foreign Payment Office for such currency, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or the Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower take all risks of the imposition of any such currency control or exchange regulations.
(b)    At any time that payments are not required to be applied in the manner required by Section 7.03 (in which case any such proceeds shall be applied in accordance therewith), if at any time (x) insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder not constituting a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower) or (y) any funds are received by the Administrative Agent as proceeds of Collateral, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements (other than those described in the next clause second), including amounts then due to the Administrative Agent and any Issuing Bank from the Borrower, second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower, third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans and unreimbursed LC Disbursements and any other amounts owing with respect to Banking Services Obligations and Swap Obligations ratably, fifth, to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations and sixth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Borrower. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless a Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Term Benchmark Loan, except (i) on the expiration date of the Interest Period applicable to any such Term Benchmark Loan or (ii) in the event, and only to the extent, that there are no outstanding ABR Loans and, in any event, the Borrower shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.
(c)    At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of the Borrower maintained with the Administrative Agent. The Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans), and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.04 or 2.05, as applicable and (ii) the Administrative Agent to charge any deposit account of the Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.
(d)    If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.
(f)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or 2.06(e), 2.07(b), 2.18(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent or an Issuing Bank to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall, at the request of the Borrower, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If (A) any Lender requests compensation under Section 2.15, (B) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (C) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Banks and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (a) an assignment required pursuant to this paragraph or in connection with the replacement of a Non-Consenting Lender under Section 9.02(e) may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further that any such documents shall be without recourse to or warranty by the parties thereto.
SECTION 2.20. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);
(b)    any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.03 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to cash collateralize LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure and

Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;
(c)    the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;
(d)    if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i)    all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender other than, in the case of a Defaulting Lender that is a Swingline Lender, the portion of such Swingline Exposure referred to in clause (b) of the definition of such term, shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause the Dollar Amount of such non-Defaulting Lender’s Revolving Exposure to exceed its Commitment;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within two (2) Business Days following notice by the Administrative Agent (x) first, prepay such Swingline Exposure (without penalty or premium) and (y) second, cash collateralize for the benefit of the applicable Issuing Banks only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;
(iii)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)    if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
(v)    if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable ratably to the applicable Issuing Banks until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(e)    so long as such Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.20(d), and Swingline Exposure related to any newly made Swingline Loan or LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(d)(i) (and such Defaulting Lender shall not participate therein).
(f)    If (i) a Bankruptcy Event or a Bail-In Action with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) any Swingline Lender or the Issuing Banks have a good-faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Banks, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender and the Issuing Banks, as the case may be, to defease any risk to it in respect of such Lender hereunder.
(g)    In the event that the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Banks each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
SECTION 2.21. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

ARTICLE III

Representations and Warranties
The Borrower represents and warrants to the Lenders that:
SECTION 3.01. Organization; Powers. Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
SECTION 3.02. Authorization; Enforceability. The Transactions are within each Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to the Borrower or any of its Subsidiaries, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens created pursuant to the Loan Documents.
SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal years ended December 31, 2021 and December 31, 2022 reported on by Crowe LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2023, certified as to the matters set forth in the immediately following sentence by a Financial Officer on behalf of the Borrower. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
(b)    Since December 31, 2022, there has been no material adverse change in the business, assets, property or financial condition of the Borrower and its Subsidiaries, taken as a whole.
SECTION 3.05. Properties. (a) Each of the Loan Parties has good title to, or valid leasehold interests in, all its real and personal property (except for defects in title that do not materially interfere with its ability to conduct its business or to utilize such properties for their intended purposes), free of all Liens other than those permitted by Section 6.02.

(b)    The Loan Parties own, or are licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to their business as currently conducted, and the use thereof by the Loan Parties does not infringe in any material respect upon the rights of any other Person.
SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.
(b)    Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any of its Subsidiaries (i) has received notice of any claim with respect to any Environmental Liability, (ii) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, or (iii) has become subject to any Environmental Liability.
(c)    Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all Requirements of Law applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.08. Investment Company Status. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect.
SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Disclosure. (a) The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) or delivered hereunder contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered.
(b)    As of the Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.
SECTION 3.12. Solvency. (a) Immediately after the consummation of the Transactions to occur on the Effective Date, (i) the fair value of the assets of the Borrower, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Borrower will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Effective Date.
(b)    The Borrower does not intend to, nor will it permit any of its Subsidiaries to, and the Borrower does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.
SECTION 3.13. Insurance.  The Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
SECTION 3.14. Capitalization and Subsidiaries. Schedule 3.14 sets forth (a) a correct and complete list of the name and relationship to the Borrower of each and all of the Borrower’s Subsidiaries and (b) the type of entity of the Borrower and each of its Subsidiaries. All of the issued and outstanding Equity Interests owned by any Loan Party has been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non-assessable.

SECTION 3.15. Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Holders of Secured Obligations, and, in the case of Liens which can be perfected by the filing of UCC financing statements, upon the filing of the financing statements identified in Schedule 3.15, such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) any Liens permitted under Section 6.02 and (b) Liens perfected only by possession or control to the extent the Administrative Agent has not obtained or does not maintain possession or control of such Collateral in accordance with applicable law.
SECTION 3.16. Labor Disputes. As of the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. There are no labor controversies pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve this Agreement or the Transactions.
SECTION 3.17. No Default. No Default has occurred and is continuing.
SECTION 3.18. Anti-Corruption Laws and Sanctions.
(a)    The Borrower, its Subsidiaries, and their respective directors, officers and, to the knowledge of Borrower, employees are in compliance with all applicable Sanctions in all material respects. The Borrower and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure compliance with applicable Sanctions.
(b)    None of the Borrower, any Subsidiary, or, to the knowledge of Borrower, any of their respective directors, officers or employees, is an individual or entity that is, or is owned fifty percent or more or controlled by persons that are: (i) the subject of any sanctions or similar restrictions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, or, as applicable, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is subject of comprehensive Sanctions (as of the date of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).
SECTION 3.19. Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
SECTION 3.20. Plan Assets; Prohibited Transactions. None of the Borrower or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulation), and, assuming that no portion of any Loan is funded or held with “plan assets” (within the meaning of the Plan Asset Regulation) neither the execution, delivery nor performance of the Transactions, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under (i) Section 406(a) of ERISA or Section 4975(c)(1)(A) - (D) of the Code, or (ii) to the knowledge of the Borrower, Section 4.06(b) of ERISA or Section 4975(c)(E) or (F) of the Code.
SECTION 3.21. Covered Entity . No Loan Party is a Covered Entity.

ARTICLE IV

Conditions
SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by telecopy, emailed .pdf, or any other electronic means that reproduces an image of an actual executed signature page) and (ii) duly executed copies of the Loan Documents and such other legal opinions, certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to the order of each such requesting Lender, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit B.
(b)    Financial Statements and Projections. The Lenders shall have received (i) audited consolidated financial statements of the Borrower for the 2021 and 2022 fiscal years, (ii) unaudited interim consolidated financial statements of the Borrower for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Administrative Agent, reflect any material adverse change in the consolidated financial condition of the Borrower, as reflected in the financial statements or projections contained in the Information Memorandum and (iii) satisfactory projections through 2027, together with such information as the Administrative Agent and the Lenders shall reasonably request (including, without limitation, a detailed description of the assumptions used in preparing such projections) it being understood, however, that the management reports previously provided by the Borrower to the Administrative Agent are in form and scope acceptable to the Lenders.
(c)    No Default Certificate. The Administrative Agent shall have received a certificate, signed by the chief financial officer of the Borrower, on the initial Borrowing date (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in Article III are true and correct as of such date, and (iii) certifying any other factual matters as may be reasonably requested by the Administrative Agent.
(d)    Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel to the Administrative Agent), on or before the Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Effective Date.
(e)    Lien Searches. The Administrative Agent shall have received the results of a recent lien search of the Uniform Commercial Code records of each jurisdiction and office identified on Schedule 3.15, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.

(f)    Customer Due Diligence. (i) The Administrative Agent shall have received, at least five days prior to the Effective Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrower at least 10 days prior to the Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Effective Date a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).
(g)    [Reserved].
(h)    Effective Date Notice. The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
SECTION 4.02. Each Credit Event. The obligation of each Lender to make (but not convert, continue or extend) a Loan (other than a Loan which refinances a LC Disbursement in accordance with Section 2.06(e)), and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)    The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects (or in all respects to the extent that any representation or warranty is qualified by materiality or Material Adverse Effect) on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects (or in all respects to the extent that any representation or warranty is qualified by materiality or Material Adverse Effect) as of such earlier date, or, after prior notice to the Administrative Agent, is untrue or incorrect as a result of transactions permitted by the Loan Documents.
(b)    At the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
Each Loan and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
ARTICLE V

Affirmative Covenants
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired, terminated, been cash collateralized or otherwise covered by letters of credit as permitted herein and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a)    within 120 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants;
(b)    within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)    concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of the Borrower executed on its behalf of a Financial Officer in substantially the form of Exhibit D (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12 and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d)    as soon as available (following approval by the Borrower’s board of directors, if such approval is obtained in the ordinary course), but in any event not more than 120 days after the end of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of the Borrower for the upcoming fiscal year (and, in the case of projected income statements, for each quarter of the upcoming fiscal year) substantially in form of the projections delivered pursuant to Section 4.01(b);
(e)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials distributed by the Borrower to its shareholders generally, as the case may be; and
(f)    promptly following any request therefor, (x) such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to Section 5.01(a), 5.01(b) or 5.01(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent); provided that upon written request by the Administrative Agent (or any Lender through the Administrative Agent) to the Borrower, the Borrower shall deliver paper copies of such documents to the Administrative Agent or such Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the compliance certificates required by clause (c) of this Section 5.01 to the Administrative Agent.
SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:
(a)    the occurrence of any Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that has a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;
(d)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and
(e)    any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Material Subsidiaries to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.05. Maintenance of Properties. The Borrower will, and will cause each of its Material Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.
SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, (i) keep proper books of record and account in accordance with prudent practices and (ii) permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Borrower acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the assets for internal use by the Administrative Agent and the Lenders. The Administrative Agent agrees to use reasonable efforts to minimize, to the extent practicable and so long as no Default has occurred and is continuing, the number of separate requests from the Lenders to exercise their rights under this Section 5.06 and to coordinate the exercise by the Lenders of such rights.
SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce in all material respects policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.
SECTION 5.08. Use of Proceeds. The proceeds of the Loans and the Letters of Credit will be used to refinance certain existing Indebtedness, finance Permitted Acquisitions, Permitted Joint Ventures, working capital needs and for other general corporate purposes (including, without limitation, repurchases by the Borrower of its Equity Interests to the extent permitted under this Agreement) of the Borrower and its Subsidiaries. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X. The Borrower will not request any Borrowing or Letter of Credit, and Borrower shall not use, and the Borrower shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws. The Borrower will not, directly or indirectly, use the proceeds of the Loans or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person or in any country or territory, that, at the time of such funding, is the subject of comprehensive Sanctions, in each case, except to the extent permitted for a Person required to comply with Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person participating in the Loans or Letters of Credit, whether as Administrative Agent, Lender or otherwise.

SECTION 5.09. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable carriers (a) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement and other criminal activities; business interruption and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations, and (b) all insurance required pursuant to the Collateral Documents. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained (including, without limitation, certificates of insurance). Within thirty (30) days after the Effective Date (or such later date as may be agreed to by the Administrative Agent in its sole discretion), the Borrower shall deliver to the Administrative Agent endorsements (x) to all “All Risk” physical damage or casualty insurance policies in respect of Collateral naming the Administrative Agent as lender loss payee, and (y) to all general liability and other liability policies naming the Administrative Agent an additional insured. In the event the Borrower or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement.
SECTION 5.10. Casualty and Condemnation. The Borrower will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage (to the extent representing a loss of in excess of $1,000,000 per occurrence to any property) or the commencement of any action or proceeding for the taking of any property of the Loan Parties or interest therein (with a value in excess of $1,000,000 per action or proceeding) under power of eminent domain or by condemnation or similar proceeding.
SECTION 5.11. Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances. (a)     As promptly as possible but in any event within thirty (30) days (or such later date as may be agreed upon by the Administrative Agent) after any Person becomes a Material Subsidiary, the Borrower shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Person and shall cause each such Material Subsidiary to deliver to the Administrative Agent the Subsidiary Guaranty and the Security Agreement pursuant to which such Material Subsidiary agrees to be bound by the terms and provisions thereof, such Subsidiary Guaranty and Security Agreement to be accompanied by appropriate corporate resolutions, other corporate documentation and, if requested by the Administrative Agent in its reasonable discretion, legal opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(b)    The Borrower will cause, and will cause each other Loan Party to cause, all of its owned property (constituting personal, tangible, intangible, or mixed, but excluding Excluded Assets) to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations to secure the Secured Obligations in accordance with and to the extent required by the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by Section 6.02. Without limiting the generality of the foregoing, the Borrower will cause the Applicable Pledge Percentage of the issued and outstanding Equity Interests of each Pledge Subsidiary directly owned by the Borrower or any other Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other security documents as the Administrative Agent shall reasonably request. In furtherance of the foregoing, upon the request of the Administrative Agent in its reasonable discretion, the Borrower will, and will cause each Subsidiary Guarantor to, deliver local law governed pledge documentation (x) at any time, in respect of the Applicable Pledge Percentage of the issued and outstanding Equity Interests of any Pledge Subsidiary that is a Material Foreign Subsidiary and (y) upon the occurrence and during the continuance of an Event of Default, in respect of the Applicable Pledge Percentage of the issued and outstanding Equity Interests of any Pledge Subsidiary that is a First Tier Foreign Subsidiary.
(c)    Without limiting the foregoing, the Borrower will, and will cause each Loan Party to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Borrower.
(d)    Notwithstanding the foregoing or anything else in this Agreement to the contrary, (i) no Permitted Joint Venture shall be required to become a Subsidiary Guarantor or Pledge Subsidiary, and (ii) no Foreign Subsidiary or Foreign Subsidiary Holdco shall be required to become a Subsidiary Guarantor hereunder.
(e)    The Borrower will provide to the Administrative Agent, from time to time or concurrently with the delivery of the certificate of a Financial Officer of the Borrower as required by Section 5.01(c), an updated version of Schedule 3.14 (provided that if there have been no changes to Schedule 3.14 since the previous updating thereof required hereby, such updated version shall not be required). For the avoidance of doubt, such updated Schedule 3.14 shall not be understood to permit any action prohibited hereunder or constitute a waiver of any provision contained herein.
(f)    The Borrower will provide to the Administrative Agent, concurrently with the delivery of an executed supplement to the Security Agreement by any new grantor thereunder, a supplement to Schedule 3.15 reflecting the financing statement(s) naming such new grantor as debtor prepared for filing in connection therewith. For the avoidance of doubt, such supplement to Schedule 3.15 shall not be understood to permit any action prohibited hereunder or constitute a waiver of any provision contained herein.
SECTION 5.12. Post-Closing Matters.
(a)    Within thirty (30) days after the Effective Date (or such later date as may be agreed by the Administrative Agent in its sole discretion), deliver to the Administrative Agent evidence satisfactory to the Administrative Agent that the UCC-1 financing statement number 20200806001094-0 on file with the Michigan Department of State naming Harlan Electric Company as debtor has been terminated.
(b)    Within thirty (30) days after the Effective Date (or such later date as may be agreed by the Administrative Agent in its sole discretion), deliver to the Administrative Agent certificates of insurance listing the Administrative Agent as (x) lender loss payee for the property and casualty insurance policies of the Loan Parties, together with long-form lender loss payable, as appropriate, and (y) additional insured with respect to the liability insurance of the Loan Parties, together with additional insured endorsements, in each case to the extent required by Section 5.09.

ARTICLE VI

Negative Covenants
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full and all Letters of Credit have expired, terminated, been cash collateralized or otherwise covered by letters of credit as permitted herein and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
SECTION 6.01. Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:
(a)    the Secured Obligations;
(b)    Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;
(c)    Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary, provided that Indebtedness of any Subsidiary that is not a Loan Party to the Borrower or any Subsidiary that is a Loan Party shall be subject to Section 6.04;
(d)    Guarantees by the Borrower of Indebtedness of any Subsidiary or Permitted Joint Venture and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary or Permitted Joint Venture, provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01 and (ii) Guarantees by the Borrower or any Subsidiary that is a Loan Party of Indebtedness of any Subsidiary that is not a Loan Party or of any Permitted Joint Venture shall be subject to Section 6.04;
(e)    Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction, improvement, alteration or repair of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Finance Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred (A) prior to or within 365 days after such acquisition or the completion of such construction, improvement, alteration or repair and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $125,000,000 at any time outstanding;
(f)    Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;
(g)    Indebtedness of the Borrower or any Subsidiary in respect of Bonding Obligations;
(h)    Indebtedness under any Swap Agreement entered into for bona fide hedging purposes and not for speculative or investment purposes;
(i)    Indebtedness constituting Subordinated Indebtedness;
(j)    [reserved];

(k)    Indebtedness of the Borrower or any Subsidiary incurred pursuant to Permitted Receivables Facilities;
(l)    Indebtedness owing by any Foreign Subsidiary constituting local loans or other credit extensions from local lenders in jurisdictions outside the United States; provided that the aggregate principal amount of Indebtedness permitted by this clause (l) shall not exceed $50,000,000 at any time outstanding;
(m)    unsecured Indebtedness incurred in connection with a Permitted Acquisition; provided that seller notes or any other Indebtedness issued by any Loan Party to any seller (including current or former officers, directors and employees, their respective estates, spouses or former spouses thereof) in connection with such Permitted Acquisition to finance any Permitted Acquisition shall only be permitted to the extent constituting Subordinated Indebtedness; and
(n)    other unsecured Indebtedness in an aggregate principal amount not exceeding 5% of Consolidated Net Worth (as of the most recently ended fiscal year and determined at the time of incurring such Indebtedness by reference to the Borrower’s financial statements most recently delivered pursuant to Section 5.01(a) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a), the most recent financial statements referred to in Section 3.04(a)) at any time outstanding.
SECTION 6.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)    Liens created pursuant to any Loan Document;
(b)    Permitted Encumbrances;
(c)    any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(d)    Liens on assets acquired, constructed, improved, altered or repaired by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01(e), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 365 days after such acquisition or the completion of such construction, improvement, alteration or repair, (iii) the principal amount of the Indebtedness secured thereby does not exceed the cost of acquiring, constructing, improving, altering or repairing such assets, and (iv) such security interests shall not apply to any other property or assets of the Borrower or Subsidiary (other than, in respect of any lease, under any one or more master lease agreements with the same lessor or an Affiliate thereof);

(e)    any Lien existing on any property or asset (other than accounts receivable and inventory) prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset (other than accounts receivable and inventory) of any Person that becomes a Loan Party after the date hereof prior to the time such Person becomes a Loan Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Loan Party and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be;
(f)    Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;
(g)    Liens arising out of sale and leaseback transactions permitted by Section 6.06;
(h)    Liens granted by a Subsidiary that is not a Loan Party in favor of the Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary;
(i)    Liens on Receivables Facility Assets arising under Permitted Receivables Facilities;
(j)    Liens granted by a Loan Party in Equity Interests in a Permitted Joint Venture (including associated proceeds thereof); and
(k)    Liens on the assets of Foreign Subsidiaries securing Indebtedness permitted under Section 6.01(l).
Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.02 may at any time attach to any Loan Party’s (1) accounts receivable, other than those permitted under clauses (a) and (d) of the definition of Permitted Encumbrance and clauses (a) and (i) above and (2) inventory, other than those permitted under clauses (a), (b) and (d) of the definition of Permitted Encumbrance and clause (a) above.
SECTION 6.03. Fundamental Changes. (a) The Borrower will not, and will not permit any Material Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary of the Borrower may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Loan Party (other than the Borrower) may merge into any Loan Party in a transaction in which the surviving entity is a Loan Party, (iii) any Subsidiary that is not a Loan Party may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04 and (iv) the Borrower and its Subsidiaries may consummate Permitted Acquisitions.
(b)    The Borrower will not, nor will it permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), except:
(a)    Permitted Investments and Permitted Acquisitions;
(b)    investments in existence on the date of this Agreement and described in Schedule 6.04;
(c)    investments by the Borrower and the Subsidiaries (other than Permitted Joint Ventures) in Equity Interests in their respective Subsidiaries (other than Permitted Joint Ventures), provided that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Security Agreement (to the extent of the Applicable Pledge Percentages) and (B) the aggregate amount of investments by Loan Parties in Subsidiaries (other than Permitted Joint Ventures) that are not Loan Parties (together with outstanding intercompany loans permitted under the proviso to Section 6.04(d) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) shall not exceed $1,000,000 at any time outstanding;
(d)    loans or advances made by the Borrower to any Subsidiary (other than Permitted Joint Ventures), Guarantees by the Borrower of the obligations (other than Indebtedness) of any Subsidiary (other than Permitted Joint Ventures), loans or advances made by any Subsidiary (other than Permitted Joint Ventures) to the Borrower or to any other Subsidiary (other than Permitted Joint Ventures), or Guarantees by any Subsidiary (other than Permitted Joint Ventures) of the obligations (other than Indebtedness) of the Borrower or of any Subsidiary (other than Permitted Joint Ventures), provided that the amount of such loans and advances made by Loan Parties to, or Guarantees made by Loan Parties of the obligations of, Subsidiaries that are not Loan Parties (together with outstanding investments permitted under clause (B) to the proviso to Section 6.04(c) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) shall not exceed $1,000,000 at any time outstanding;
(e)    Guarantees constituting Indebtedness permitted by Section 6.01, provided that the aggregate principal amount of Indebtedness of Subsidiaries (other than Permitted Joint Ventures) that are not Loan Parties that is Guaranteed by any Loan Party shall (together with outstanding investments permitted under clause (B) to the proviso to Section 6.04(c) and outstanding intercompany loans permitted under the proviso to Section 6.04(d)) shall not exceed $1,000,000 at any time outstanding;
(f)    loans or advances made by the Borrower or any Subsidiary to its employees on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $500,000 in the aggregate at any one time outstanding;
(g)    investments of any Person existing at the time such Person becomes a Subsidiary of the Borrower or consolidates or merges with the Borrower or any of the Subsidiaries (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;
(h)    investments received in connection with the dispositions of assets permitted by Section 6.05;

(i)    investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;
(j)    (i) acquisitions, formation or ownership of Equity Interests in one or more Permitted Joint Ventures, First Tier Foreign Subsidiaries or First Tier Foreign Subsidiary Holdcos, (ii) Guarantees of the obligations of one or more Permitted Joint Ventures, First Tier Foreign Subsidiaries or First Tier Foreign Subsidiary Holdcos or (iii) investments in, or loans or advances to, one or more Permitted Joint Ventures, First Tier Foreign Subsidiaries or First Tier Foreign Subsidiary Holdcos; provided that upon the making of any such investment, loan or advance, the positive difference, if any, between (x) the aggregate of all cash that has been invested in, or loaned or advanced to, Permitted Joint Ventures, First Tier Foreign Subsidiaries and First Tier Foreign Subsidiary Holdcos minus (y) the aggregate of all cash payments or repayments of loans or advances that have been received from Permitted Joint Ventures, First Tier Foreign Subsidiaries and First Tier Foreign Subsidiary Holdcos as of such date, shall not in the aggregate exceed 30% of Consolidated Net Worth (calculated as of the most recently ended fiscal quarter and determined at the time of making such investment, loan or advance by reference to the Borrower’s financial statements most recently delivered pursuant to Section 5.01(a) or (b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a));
(k)    (i) contributions of Receivables Facility Assets and cash deemed received from proceeds of Receivables Facility Assets to any Receivables Entity to the extent required or made pursuant to Permitted Receivables Facility Documents or to the extent necessary to keep such Receivables Entity under a Permitted Receivables Facility properly capitalized to avoid insolvency or consolidation with a Loan Party or any of the Subsidiaries and (ii) loans or advances made by the Borrower or any Receivables Seller to the Receivables Entity for the purchase price of the Receivables and the Receivables Facility Assets in connection with any Permitted Receivables Facility;
(l)    Guarantees of Indebtedness permitted under Section 6.01(l); and
(m)    any other investment, loan or advance (other than acquisitions) so long as the aggregate amount of all such investments, loans or advances does not exceed 7.5% of Consolidated Net Worth (in each case as of the most recently ended fiscal quarter and determined at the time of making such investment by reference to the Borrower’s financial statements most recently delivered pursuant to Section 5.01(a) or (b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)). For the avoidance of doubt, the investments, loans and advances permitted under this clause (m) are separate from, and in addition to, the other investments, loans, advances, guarantees and acquisitions permitted under the foregoing clauses (a)-(l).
SECTION 6.05. Asset Sales. The Borrower will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to the Borrower or another Subsidiary in compliance with Section 6.04), except:
(a)    sales, transfers, leases and dispositions of (i) inventory in the ordinary course of business, (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business and (iii) any equipment or property subject to any lease or right-of-use agreement entered into in the ordinary course of business, in accordance with the terms of such agreement;

(b)    sales, transfers, leases and dispositions to the Borrower or any Subsidiary, provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.08;
(c)    sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;
(d)    sales, transfers and dispositions of investments permitted by clauses (i) and (m) of Section 6.04;
(e)    sale and leaseback transactions permitted by Section 6.06;
(f)    dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary;
(g)    transfers, sales and/or pledges of Receivables Related Assets under Permitted Receivables Facilities; and
(h)    sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other paragraph of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (h) shall not exceed $15,000,000 during any fiscal year of the Borrower.
SECTION 6.06. Sale and Leaseback Transactions. The Borrower will not, and will not permit any Subsidiary to, without the prior written consent of the Administrative Agent, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets or equipment by the Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset or equipment; provided that the net book value of the assets that are the subject of any such transaction (excluding any such transaction solely between Loan Parties) shall not, in the aggregate, when taken together with the aggregate net book value (determined at the time of the consummation of the instant transaction) of the assets that are the subject of all other such transactions then outstanding, exceed $50,000,000.
SECTION 6.07. Restricted Payments; Certain Payments of Indebtedness. (a) The Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Borrower may declare and pay dividends with respect to its Equity Interest payable solely in additional units of its Equity Interests, (ii) Subsidiaries of the Borrower may declare and pay dividends ratably with respect to their Equity Interests, and (iii) the Borrower may make any other Restricted Payments so long as (A) no Event of Default has then occurred and is continuing or would arise after giving effect thereto, (B) at the time thereof and after giving pro forma effect thereto, the Net Leverage Ratio (as calculated pursuant to Section 6.12(b)) is, and would be, less than 2.75 to 1.0 and (C) at the time thereof and after giving pro forma effect thereto, the Liquidity of the Borrower and its Subsidiaries is, and would be, equal to or greater than $50,000,000. For the avoidance of doubt, this Section 6.07 shall not limit any issuances of securities or other payments with respect to any Equity Interests in connection with employment agreements, stock options and stock ownership plans entered into by employees, officers and directors of the Borrower or its Subsidiaries and as otherwise permitted under this Agreement.

(b)    The Borrower will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:
(i)    payment of Indebtedness created under the Loan Documents;
(ii)    [reserved];
(iii)    any payment in respect of Subordinated Indebtedness made in accordance with the Subordinated Indebtedness Documents and Section 6.10;
(iv)    payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof;
(v)    refinancings of Indebtedness to the extent permitted by Section 6.01; and
(vi)    payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.
SECTION 6.08. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among any Loan Party and any Pledge Subsidiary not involving any other Affiliate, (c) any investment, loan, advance or Guarantee permitted by Sections 6.04(c), 6.04(d) or 6.04(j), (d) any Indebtedness permitted under Section 6.01(c) or 6.01(i), (e) any Restricted Payment permitted by Section 6.07, (f) loans or advances to employees permitted under Section 6.04, (g) the payment of reasonable fees to directors of the Borrower or any Subsidiary who are not employees of the Borrower or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrower or its Subsidiaries in the ordinary course of business, (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower’s board of directors and (i) transactions contemplated by any Permitted Receivables Facility Documents.
SECTION 6.09. Restrictive Agreements. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iv) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof and (v) the foregoing shall not apply to customary restrictions and conditions contained in Permitted Receivables Facility Documents.
SECTION 6.10. Subordinated Indebtedness and Amendments to Subordinated Indebtedness Documents(a)    . The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire any Subordinated Indebtedness or any Indebtedness from time to time outstanding under the Subordinated Indebtedness Documents. Furthermore, the Borrower will not, and will not permit any Subsidiary to, amend the Subordinated Indebtedness Documents or any document, agreement or instrument evidencing any Indebtedness incurred pursuant to the Subordinated Indebtedness Documents (or any replacements, substitutions, extensions or renewals thereof) or pursuant to which such Indebtedness is issued where such amendment, modification or supplement provides for the following or which has any of the following effects:
(a)    increases the overall principal amount of any such Indebtedness or increases the amount of any single scheduled installment of principal or interest;
(b)    shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;
(c)    shortens the final maturity date of such Indebtedness or otherwise accelerates the amortization schedule with respect to such Indebtedness;
(d)    increases the rate of interest accruing on such Indebtedness;
(e)    provides for the payment of additional fees or increases existing fees;
(f)    amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Borrower or any Subsidiary from taking certain actions) in a manner which is more onerous or more restrictive in any material respect to the Borrower or such Subsidiary or which is otherwise materially adverse to the Borrower, any Subsidiary and/or the Lenders or, in the case of any such covenant, which places material additional restrictions on the Borrower or such Subsidiary or which requires the Borrower or such Subsidiary to comply with more restrictive financial ratios or which requires the Borrower to better its financial performance, in each case from that set forth in the existing applicable covenants in the Subordinated Indebtedness Documents or the applicable covenants in this Agreement; or
(g)    amends, modifies or adds any affirmative covenant in a manner which (i) when taken as a whole, is materially adverse to the Borrower, any Subsidiary and/or the Lenders or (ii) is more onerous than the existing applicable covenant in the Subordinated Indebtedness Documents or the applicable covenant in this Agreement.
SECTION 6.11. [Reserved].
SECTION 6.12. Financial Covenants.

(a)    Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio, determined as of the end of each of its fiscal quarters for any period of four consecutive fiscal quarters ending with the end of such fiscal quarter, to be less than 3.0 to 1.0.
(b)    Net Leverage Ratio. The Borrower will not permit the Net Leverage Ratio, determined as of the end of each of its fiscal quarters for any period of four consecutive fiscal quarters ending with the end of such fiscal quarter, to be greater than 3.0 to 1.0; provided that the reimbursement obligations of the account party in respect of Letters of Credit with a maturity of one year or less (in an aggregate principal amount not to exceed the amount of Consolidated EBITDA for such period as of the end of such fiscal quarter) shall not be included in determining Consolidated Total Indebtedness for calculating the Leverage Ratio in accordance with this clause (b).
ARTICLE VII

Events of Default
SECTION 7.01. Events of Default. The following events shall each constitute an “Event of Default” hereunder:
(a)    the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable and in the Agreed Currency required hereunder, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable and in the Agreed Currency required hereunder, and such failure shall continue unremedied for a period of three Business Days;
(c)    any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to the Borrower’s existence), 5.08 or 5.11 or in Article VI or in Article X;
(e)    the Borrower or any Subsidiary Guarantor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another Section of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier of such breach or notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);
(f)    the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or such Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)    the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)    one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 (to the extent not covered by a creditworthy insurer which has not denied coverage and subject to customary deductibles) shall be rendered against the Borrower or any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;
(l)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;
(m)    a Change in Control shall occur;
(n)    the occurrence of any “default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided;
(o)    the Subsidiary Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Subsidiary Guaranty, or any Subsidiary Guarantor shall fail to comply with any of the terms or provisions of the relevant Subsidiary Guaranty to which it is a party, or any Subsidiary Guarantor shall deny that it has any further liability under the Subsidiary Guaranty to which it is a party, or shall give notice to such effect;

(p)    any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or any Loan Party shall fail to comply with any of the terms or provisions of any Collateral Document, or the Borrower or any Subsidiary shall fail to comply with the terms and conditions required in connection with the subordination of any Subordinated Indebtedness, or any such terms and conditions shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of such terms and conditions; or
(q)    any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or the Borrower or any Subsidiary shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms).
SECTION 7.02. Remedies Upon an Event of Default.    If an Event of Default occurs (other than an event with respect to the Borrower described in Sections 7.01(h) or 7.01(i)), and at any time thereafter during the continuance of such Event of Default, the Administrative Agent may with the consent of the Required Lenders, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times:
(a)    terminate the Commitments, and thereupon the Commitments shall terminate immediately;
(b)    declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Secured Obligations of the Borrower accrued hereunder and under any other Loan Document, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;
(c)    require that the Borrower provide cash collateral as required in Section 2.06(j); and
(d)    exercise on behalf of itself, the Lenders and the Issuing Banks all rights and remedies available to it, the Lenders and the Issuing Banks under the Loan Documents and Applicable Law.
If an Event of Default described in Sections 7.01(h) or 7.01(i) occurs with respect to the Borrower, the Commitments shall automatically terminate and the principal of the Loans then outstanding and cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other Secured Obligations of the Borrower accrued hereunder and under any other Loan Document including any break funding payment or prepayment premium, shall automatically become due and payable, and the obligation of the Borrower to cash collateralize the LC Exposure as provided in clause (c) above shall automatically become effective, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
In addition to any other rights and remedies granted to the Administrative Agent and the Lenders in the Loan Documents, the Administrative Agent on behalf of the Holders of Secured Obligations may exercise all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived by the Borrower on behalf of itself and its Subsidiaries), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by any Loan Party of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released by the Borrower on behalf of itself and its Subsidiaries. The Borrower further agrees on behalf of itself and its Subsidiaries, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the premises of the Borrower, another Loan Party or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Article VII, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of the Loan Parties under the Loan Documents, in accordance with the provisions of Section 7.03, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the UCC, need the Administrative Agent account for the surplus, if any, to any Loan Party. To the extent permitted by applicable law, the Borrower on behalf of itself and its Subsidiaries waives all Liabilities it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
SECTION 7.03. Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Borrower or the Required Lenders:
(a)    all payments received on account of the Secured Obligations shall, subject to Section 2.20, be applied by the Administrative Agent as follows:
(i)    first, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03 and amounts pursuant to Section 2.12(c) payable to the Administrative Agent in its capacity as such);
(ii)    second, to payment of that portion of the Secured Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of LC Disbursements, interest and Letter of Credit fees) payable to the Lenders and the Issuing Banks (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Banks payable under Section 9.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;

(iii)    third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed LC Disbursements, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iii) payable to them;
(iv)    fourth, (A) to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and unreimbursed LC Disbursements and any other amounts owing with respect to Banking Services Obligations and Swap Obligations and (B) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrower pursuant to Section 2.06 or 2.20, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iv) payable to them; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Banks to cash collateralize Secured Obligations in respect of Letters of Credit, (y) subject to Section 2.06 or 2.20, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Obligations, if any, in the order set forth in this Section 7.03;
(v)    fifth, to the payment in full of all other Secured Obligations, in each case ratably among the Administrative Agent, the Lenders and the Issuing Banks based upon the respective aggregate amounts of all such Secured Obligations owing to them in accordance with the respective amounts thereof then due and payable; and
(vi)    finally, the balance, if any, after all Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law; and
(b)    if any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above.
ARTICLE VIII

The Administrative Agent
SECTION 8.01. Authorization and Action. (a) Each Lender and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b)    As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(c)    In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower. Without limiting the generality of the foregoing:
(i)    the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby; and
(ii)    nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;

(d)    The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
(e)    None of any Syndication Agent, any Co-Documentation Agent or any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.
(f)    In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and
(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Holder of Secured Obligations to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Holders of Secured Obligations, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.
(g)    The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Holder of Secured Obligations, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.
SECTION 8.02. Administrative Agent’s Reliance, Limitation of Liability, Etc. (a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf, or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.
(b)    The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (D) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (E) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (F) the creation, perfection or priority of Liens on the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for or be responsible for any Liabilities, costs or expenses suffered by the Borrower, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of the Revolving Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or Issuing Bank, or any Exchange Rate or calculation of any Dollar Amount.
(c)    Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
SECTION 8.03. The Administrative Agent Individually. With respect to its Commitment, Loans (including Swingline Loans), Letter of Credit Commitments and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.
SECTION 8.04. Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b)    Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Holders of Secured Obligations, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Holders of Secured Obligations, and shall continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.
SECTION 8.05. Acknowledgments of Lenders and Issuing Banks. (a) Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b)    Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.
(c)    (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.05(c) shall be conclusive, absent manifest error.
(ii)    Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware that a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)    The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.
(iv)    Each party’s obligations under this Section 8.05(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
SECTION 8.06. Collateral Matters. (a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Holder of Secured Obligations’ right to file a proof of claim in an insolvency proceeding, no Holder of Secured Obligations shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Holders of Secured Obligations in accordance with the terms thereof.
(b)    In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Banking Services the obligations under which constitute Secured Obligations and no Swap Agreement the obligations under which constitute Secured Obligations, will create (or be deemed to create) in favor of any Holder of Secured Obligations that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Holder of Secured Obligations that is a party to any Banking Services Agreement or Swap Agreement in respect of Swap Obligations, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Holder of Secured Obligations thereunder, subject to the limitations set forth in this paragraph.
(c)    The Holders of Secured Obligations irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(b). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Holder of Secured Obligations for any failure to monitor or maintain any portion of the Collateral.
SECTION 8.07. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulation) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or any Arranger, any Syndication Agent, any Co-Documentation Agent or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
SECTION 8.08. Posting of Communications.
(a)    The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Bank by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)    Although the Approved Electronic Platform and its primary web portal are secured with generally applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Banks and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)    THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, THE ISSUING BANKS OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.
(d)    Each Lender and Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)    Each of the Lenders, the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(f)    Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
SECTION 8.09. Credit Bidding.
The Holders of Secured Obligations hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Holders of Secured Obligations shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Holders of Secured Obligations’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Holders of Secured Obligations, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Holder of Secured Obligations or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Holders of Secured Obligations pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Holder of Secured Obligations or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Holder of Secured Obligations are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Holder of Secured Obligations shall execute such documents and provide such information regarding the Holder of Secured Obligations (and/or any designee of the Holder of Secured Obligations which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
SECTION 8.10. Intercreditor Agreement.
(a)    Each Lender hereby further authorizes the Administrative Agent, on behalf of the Holders of Secured Obligations, without further authorization or consent of the Lenders, to (i) enter into the Permitted Receivables Facility Intercreditor Agreement and (ii) exercise all the powers, rights and remedies under the Permitted Receivables Facility Intercreditor Agreement in accordance with the terms thereof.
(b)    Notwithstanding the provisions in this Agreement and/or any other Loan Document, each Lender and the Holders of Secured Obligations agrees to each of the terms and provisions of the Permitted Receivables Facility Intercreditor Agreement.
(c)    Each Lender and the Holders of Secured Obligations agrees to be bound by the terms and provisions of the Permitted Receivables Facility Intercreditor Agreement.
(d)    Each Lender acknowledges and agrees that the terms and provisions of the Permitted Receivables Facility Intercreditor Agreement govern and control over the terms and provisions of this Agreement and the other Loan Documents to the extent such terms and provisions of this Agreement and the other Loan Documents address or provide for remedial actions relating to the Equity Interests of the Receivables Entity.

ARTICLE IX

Miscellaneous
SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)    if to the Borrower, to MYR Group Inc., 12121 Grant Street, Suite 610, Thornton, CO 80241, Attn: Kelly Huntington, Senior Vice President and CFO, Telephone (303) 286-8000;
(ii)    if to the Administrative Agent or Swingline Lender, to JPMorgan Chase Bank, N.A., 131 S Dearborn St, Floor 04, Chicago, IL, 60603-5506, Attention: Loan and Agency Servicing, Email: jpm.agency.cri@jpmorgan.com, agency.tax.reporting@jpmorgan.com (with respect to agency withholding tax inquiries) or covenant.compliance@jpmchase.com (with respect to agency compliance, financials or virtual data rooms);

(iii)    if to JPMorgan, as Issuing Bank, to JPMorgan Chase Bank, N.A., 131 S Dearborn St, Floor 04, Chicago, IL, 60603-5506, Attention: LC Agency Team (Telephone No. 800-364-1969; Facsimile No. 856-294-5267, Email: chicago.lc.agency.activity.team@jpmchase.com), with a copy to JPMorgan Chase Bank, N.A., 131 S Dearborn St, Floor 04, Chicago, IL, 60603-5506, Attention: Loan and Agency Servicing, Email: jpm.agency.cri@jpmorgan.com; and
(iv)    if to any other Lender (including any other Issuing Bank or Swingline Lender), to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b)    Except as provided in Section 2.04 with respect to an Incremental Term Loan Amendment and subject to Section 2.14(b), 2.14(c), 9.02(c) and 9.02(f), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender directly affected thereby (except that any amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.09(b) or 2.18(b) or 2.18(d) in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender; provided, that the foregoing limitation in respect of Sections 2.18(b) and 2.18(d) shall not prohibit each Lender directly affected thereby from consenting, upon the request of the Borrower, to the extension of the final maturity date of its Loans and other Obligations or the scheduled date of expiration of its Commitment beyond the Maturity Date as contemplated by Section 9.02(b)(iii) above, (v) change the payment waterfall provisions of Section 2.20(b) or 7.03 without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.04 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Revolving Loans are included on the Effective Date), (vii) (x) release the Borrower from its obligations under Article X or (y) release all or substantially all of the Subsidiary Guarantors from their obligation under the Subsidiary Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender, (viii) except as provided in clauses (d) and (e) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender or (ix) subordinate (x) the Liens securing any of the Obligations on all or substantially all of the Collateral (“Existing Liens”) to the Liens securing any other Indebtedness or other obligations or (y) any Obligations in contractual right of payment to any other Indebtedness or other obligations (any such other Indebtedness or other obligations, to which such Liens securing any of the Obligations or such Obligations, as applicable, are subordinated, “Senior Indebtedness”), in either the case of subclause (x) or (y), unless each adversely affected Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations that are adversely affected thereby held by each Lender) of the Senior Indebtedness on the same terms (other than bona fide backstop fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the Senior Indebtedness and to the extent such adversely affected Lender decides to participate in the Senior Indebtedness, receive its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of the Senior Indebtedness afforded to the providers of the Senior Indebtedness (or any of their Affiliates) in connection with providing the Senior Indebtedness pursuant to a written offer made to each such adversely affected Lender describing the material terms of the arrangements pursuant to which the Senior Indebtedness is to be provided, which offer shall remain open to each adversely affected Lender for a period of not less than five Business Days; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swingline Lender or any Issuing Bank hereunder without the prior written consent of the Administrative Agent, the Swingline Lender or such Issuing Bank, as the case may be (it being understood that any change to Section 2.20 shall require the consent of the Administrative Agent, each Issuing Bank and the Swingline Lender and that no agreement shall amend or modify the provisions of Section 2.06 without the prior written consent of the Administrative Agent and the Issuing Banks). The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph, and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.
(c)    Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Term Loan Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders, provided that no such amendment (or amendment or restatement) shall increase the Commitment or change the Applicable Percentage of any Lender without the written consent of such Lender.
(d)    The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to the Administrative Agent, (ii) constituting property being sold or disposed of if the Borrower certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to the Borrower or any

Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII. Any such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. In addition, each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, irrevocably authorizes the Administrative Agent, at its option and in its discretion, (A) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(d) or (B) in the event that the Borrower shall have advised the Administrative Agent that, notwithstanding the use by the Borrower of commercially reasonable efforts to obtain the consent of such holder (but without the requirement to pay any sums to obtain such consent) to permit the Administrative Agent to retain its liens (on a subordinated basis as contemplated by clause (A) above), the holder of such other Indebtedness requires, as a condition to the extension of such credit, that the Liens on such assets granted to or held by the Administrative Agent under any Loan Document be released, to release the Administrative Agent’s Liens on such assets. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Holder of Secured Obligations for any failure to monitor or maintain any portion of the Collateral.
(e)    If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) the outstanding principal amount of its Loans and participations in LC Disbursements and all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.
(f)    Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.
SECTION 9.03. Expenses; Indemnity; Limitation of Liability; Damage Waiver.

(a) Expenses. The Borrower shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the initial general syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    Limitation of Liability. To the extent permitted by applicable law (i) neither the Borrower nor any Loan Party shall assert, and the Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent, any Issuing Bank, any Lender and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document, any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.03(b) shall relieve the Borrower or any Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(c)    Indemnity. The Borrower shall indemnify the Administrative Agent, each Arranger, each Syndication Agent, each Co-Documentation Agent, each Issuing Bank, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related reasonable out-of-pocket expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of or in connection with any actual or prospective Proceeding, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, relating to (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by the Borrower or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee (or any Related Party thereof) or (y) a claim made by the Borrower against an Indemnitee for breach by such Indemnitee (or any Related Party thereof) of its obligations under the Loan Documents. Paragraph (c) of this Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(d)    Lender Reimbursement. Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraphs (a), (b) or (c) of this Section 9.03 to the Administrative Agent, each Issuing Bank, each Swingline Lender and each Related Party of any of the foregoing Persons (each, an “Agent Related Person”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent Related Person’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(e)    All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
(A)    the Borrower (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof); provided, further, that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;
(B)    the Administrative Agent;
(C)    the Issuing Banks; provided that no consent of an Issuing Bank shall be required if (x) an Event of Default occurs with respect to the Borrower under Sections 7.01(h) or 7.01(i) and (y) such Issuing Bank has no outstanding Letters of Credit at that time; and
(D)    the Swingline Lender; provided that non consent of a Swingline Lender shall be required if (x) an Event of Default occurs with respect to the Borrower under Sections 7.01(h) or 7.01(i) and (y) such Swingline Lender has no outstanding Swingline Loans at that time.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; and
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain, subject to Section 9.12, material non-public information about the Borrower and its Subsidiaries) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Parent, (c) the Borrower, any of its Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)    Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    (i) Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Sections 2.17(e) and 2.17(f) as though it were a Lender (it being understood that the documentation required under Sections 2.17(e) and 2.17(f) shall be delivered to the participating Lender). Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the

“Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reductions of the Letter of Credit Commitment of any Issuing Bank, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)    Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held, and other obligations at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of the Borrower or any Subsidiary Guarantor against any and all of the Secured Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the laws of the State of New York, but giving effect to federal laws applicable to national banks.
(b)    Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Holder of Secured Obligations relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.
(c)    The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall (i) affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.
(d)    The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(e)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ Related Parties, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap, derivative or other transaction relating to the Borrower, its Subsidiaries and their obligations, (g) on a confidential basis to (i) any rating agency in connection with the rating of the Borrower or its Subsidiaries or this Agreement or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to this Agreement, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Issuing Bank or any Lender, or any of their respective Affiliates, on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.13. Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither an Issuing Bank nor any Lender shall be obligated to extend credit to the Borrower in violation of any Requirement of Law.
SECTION 9.14. USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.
SECTION 9.15. Disclosure. The Borrower and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Borrower, its Subsidiaries and their respective Affiliates.
SECTION 9.16. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Holders of Secured Obligations, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
SECTION 9.17. Releases of Subsidiary Guarantors.
(a)    A Subsidiary Guarantor shall automatically be released from its obligations under the Subsidiary Guaranty upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.
(b)    Further, the Administrative Agent may (and is hereby irrevocably authorized by each Lender to), upon the request of the Borrower, release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Subsidiary Guarantor is no longer a Material Subsidiary.

(c)    At such time as the principal and interest on the Loans, all LC Disbursements, the fees, expenses and other amounts payable under the Loan Documents and the other Obligations (other than Banking Services Obligations, Swap Obligations, and other Obligations expressly stated to survive such payment and termination) shall have been paid in full, the Commitments shall have been terminated and no Letters of Credit shall be outstanding, the Subsidiary Guaranty and all obligations (other than those expressly stated to survive such termination) of each Subsidiary Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.
SECTION 9.18. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the applicable Overnight Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.19. No Advisory or Fiduciary Responsibility. (a) The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents, and each Credit Party is acting solely in the capacity of an arm’s-length contractual counterparty to the Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto.
(b)    The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c)    In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.
SECTION 9.20. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 9.21. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
SECTION 9.22. Lender Acknowledgment Regarding Name Change of MYR Transmission Services, Inc.. By its execution of this Agreement, each Lender (which, for the avoidance of doubt, collectively constitute “Required Lenders” under the Existing Credit Agreement) hereby confirms and agrees that no Default or Event of Default shall be deemed to have occurred or be continuing under the Existing Credit Agreement or this Agreement solely as a result of the name change of MYR Transmission Services, Inc. to “MYR Energy Services, Inc.” on or about February 5, 2020.
ARTICLE X

Borrower Guarantee
In order to induce the Lenders to extend credit to the Borrower hereunder and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Borrower hereby absolutely and irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Specified Ancillary Obligations of the Subsidiaries. The Borrower further agrees that the due and punctual payment of such Specified Ancillary Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Specified Ancillary Obligation.
The Borrower waives presentment to, demand of payment from and protest to any Subsidiary of any of the Specified Ancillary Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Borrower hereunder shall not be affected by (a) the failure of any applicable Lender (or any of its Affiliates) to assert any claim or demand or to enforce any right or remedy against any Subsidiary under the provisions of any Banking Services Agreement, any Swap Agreement or otherwise; (b) any extension or renewal of any of the Specified Ancillary Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, any other Loan Document, any Banking Services Agreement, any Swap Agreement or other agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Specified Ancillary Obligations; (e) the failure of any applicable Lender (or any of its Affiliates) to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Specified Ancillary Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Subsidiary or any other guarantor of any of the Specified Ancillary Obligations; (g) the enforceability or validity of the Specified Ancillary Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Specified Ancillary Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Subsidiary or any other guarantor of any of the Specified Ancillary Obligations, for any reason related to this Agreement, any other Loan Document, any Banking Services Agreement, any Swap Agreement, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Subsidiary or any other guarantor of the Specified Ancillary Obligations, of any of the Specified Ancillary Obligations or otherwise affecting any term of any of the Specified Ancillary Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Borrower or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Borrower to subrogation.
The Borrower further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Specified Ancillary Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any applicable Lender (or any of its Affiliates) to any balance of any deposit account or credit on the books of the Administrative Agent, any Issuing Bank or any Lender in favor of any Subsidiary or any other Person.
The obligations of the Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Specified Ancillary Obligations, any impossibility in the performance of any of the Specified Ancillary Obligations or otherwise.
The Borrower further agrees that its obligations hereunder shall constitute a continuing and irrevocable guarantee of all Specified Ancillary Obligations now or hereafter existing and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Specified Ancillary Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must otherwise be restored or returned by any applicable Lender (or any of its Affiliates) upon the insolvency, bankruptcy or reorganization of any Subsidiary or otherwise (including pursuant to any settlement entered into by a holder of Specified Ancillary Obligations in its discretion).

In furtherance of the foregoing and not in limitation of any other right which any applicable Lender (or any of its Affiliates) may have at law or in equity against the Borrower by virtue hereof, upon the failure of any Subsidiary to pay any Specified Ancillary Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Borrower hereby promises to and will, upon receipt of written demand by any applicable Lender (or any of its Affiliates), forthwith pay, or cause to be paid, to such applicable Lender (or any of its Affiliates) in cash an amount equal to the unpaid principal amount of such Specified Ancillary Obligations then due, together with accrued and unpaid interest thereon. The Borrower further agrees that if payment in respect of any Specified Ancillary Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York, Chicago or any other Foreign Payment Office and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Specified Ancillary Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any applicable Lender (or any of its Affiliates), disadvantageous to such applicable Lender (or any of its Affiliates) in any material respect, then, at the election of such applicable Lender, the Borrower shall make payment of such Specified Ancillary Obligation in Dollars (based upon the applicable Equivalent Amount in effect on the date of payment) and/or in New York, Chicago or such other Foreign Payment Office as is designated by such applicable Lender (or its Affiliate) and, as a separate and independent obligation, shall indemnify such applicable Lender (and any of its Affiliates) against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.
Upon payment by the Borrower of any sums as provided above, all rights of the Borrower against any Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Specified Ancillary Obligations owed by such Subsidiary to the applicable Lender (or its applicable Affiliates).
Nothing shall discharge or satisfy the liability of the Borrower hereunder except the full performance and payment in cash of the Secured Obligations.
The Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Subsidiary Guarantor to honor all of its obligations under the Subsidiary Guaranty in respect of Specified Swap Obligations (provided, however, that the Borrower shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph or otherwise under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The Borrower intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Subsidiary Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MYR GROUP INC., as the Borrower

By _________________________
Name
Title:

Signature Page to Third Amended and Restated Credit Agreement
MYR Group Inc.

JPMORGAN CHASE BANK, N.A., individually as a Lender, as an Issuing Bank and as Administrative Agent

By _________________________
Name:
Title:
JPMORGAN CHASE BANK, N.A. (TORONTO BRANCH), as a Lender

By _________________________
Name:
Title:
Signature Page to Third Amended and Restated Credit Agreement
MYR Group Inc.

BANK OF AMERICA, N.A., individually as a Lender, as an Issuing Bank and as Syndication Agent

By _________________________
Name: Title:
BANK OF AMERICA, NATIONAL ASSOCIATION (CANADA BRANCH), as a Lender

By _________________________
Name:
Title:
Signature Page to Third Amended and Restated Credit Agreement
MYR Group Inc.

[ADDITIONAL LENDER PAGES TO COME]

Signature Page to Third Amended and Restated Credit Agreement
MYR Group Inc.

COMMITMENT SCHEDULE

Lender	Commitment

JPMorgan Chase Bank, N.A.	$130,000,000.00

Bank of America, N.A.	$130,000,000.00

Bank of Montreal	$57,500,000.00

CIBC Bank USA	$50,000,000.00

TD Bank, N.A.	$50,000,000.00

Wells Fargo Bank, N.A.	$47,500,000.00

US Bank National Association	$25,000,000.00

Total	$490,000,000.00
Commitment Schedule

LETTER OF CREDIT COMMITMENT SCHEDULE

Issuing Bank	Letter of Credit Commitment
JPMorgan Chase Bank, N.A.	$28,250,000
Bank of America, N.A.	$28,250,000
Bank of Montreal	$11,000,000
CIBC Bank USA	$7,500,000
Total	$75,000,000

Letter of Credit Commitment Schedule

Schedule 3.06 – Disclosed Matters
None.

Schedule 3.14 – Capitalization and Subsidiaries

1.    MYR Group Inc.
a.    Corporation
b.    State of Incorporation: Delaware

2.    The L. E. Myers Co.
a.    Corporation
b.    State of Incorporation: Delaware
c.    Stock Ownership: MYR Group Inc. (100%)
d.    Shares Authorized: 1,000 - $1.00 par value
e.    Shares Issued: 100

3.    Harlan Electric Company
a.    Corporation
b.    State of Incorporation: Michigan
c.    Stock Ownership: MYR Group Inc. (100%)
d.    Shares Authorized: 1,500,000 - $1.00 par value
e.    Shares Issued: 100

4.    E.S. Boulos Company
a.    Corporation
b.    State of Incorporation: Delaware
c.    Stock Ownership: MYR Group Inc. (100%)
d.    Shares Authorized: 100 - $0.01 par value
e.    Shares Issued: 100

5.    Sturgeon Electric Company, Inc.
a.    Corporation
b.    State of Incorporation: Michigan
c.    Stock Ownership: Harlan Electric Company (100%)
d.    Shares Authorized: 50,000 - $0.01 par value
e.    Shares Issued: 100 - common stock at $.01 par value

6.    MYR Energy Services, Inc.
a.    Corporation
b.    State of Incorporation: Delaware
c.    Stock Ownership: MYR Group Inc. (100%)
d.    Shares Authorized: 1,000 - $0.01 par value
e.    Shares Issued: 100

7.    Great Southwestern Construction, Inc.
a.    Corporation
b.    State of Incorporation: Colorado
c.    Stock Ownership: MYR Group Inc. (100%)
d.    Shares Authorized: 50,000 Common $1.00 par value
e.    Shares Issued: 50,000

8.    High Country Line Construction, Inc.
a.    Corporation
b.    State of Incorporation: Nevada
c.    Ownership: Sturgeon Electric Company, Inc. (100%)
d.    Shares Authorized: 100,000 at $0.01 par value
e.    Shares Issued: 60,000

9.    GSW Integrated Services, LLC
a.    Limited Liability Company
b.    State of Incorporation: Delaware
c.    Ownership: Great Southwestern Construction, Inc. as Sole Member

10.    Huen Electric, Inc.
a.    Corporation
b.    State of Incorporation: Delaware
c.    Stock Ownership: MYR Group Inc. (100%)
d.    Shares Authorized: 100 shares Common Stock - $0.10 par value
e.    Shares Issued: 100

11.    MYR Group Construction Canada, Ltd.
a.    Corporation
b.    Province of Incorporation: British Columbia, Canada
c.    Stock Ownership: MYR Group Inc. (U.S.) 100 Common Shares (100%)
d.    Shares Authorized: Unlimited Common Shares without Par Value
e.    Unlimited Preferred Shares with $1.00 par value (CA)
f.    Shares Issued: 100 Common without par value

12.    MYR Transmission Services Canada, Ltd.
a.    Corporation
b.    Province of Incorporation: British Columbia, Canada
c.    Stock Ownership: MYR Group Construction Canada, Ltd. (100%)
d.    Shares Authorized: Unlimited Common Shares without par value
e.    Unlimited Preferred Shares with $1.00 par value (CA)
f.    Shares Issued: 100 Common Shares without par value

13.    Northern Transmission Services, Ltd. (Canada)
a.    Corporation
b.    Province of Incorporation: British Columbia, Canada
c.    Stock Ownership: MYR Group Construction Canada, Ltd. (100%)
d.    Shares Authorized: Unlimited Common without par value
e.    Unlimited Preferred with $1.00 par value (Canadian)
f.    Shares Issued: 100 Common Shares without par value

14.    Western Pacific Enterprises Ltd.
a.    Corporation
b.    Province of Incorporation: British Columbia, Canada

c.    Stock Ownership: MYR Group Construction Canada, Ltd. (100%)
d.    Shares Authorized: Unlimited Common Shares without par value
e.    Unlimited Preferred Shares with $1.00 par value (CA)
f.    Shares Issued: 100 Common Shares without par value

15.    Powerline Plus Ltd.
a.    Corporation
b.    Province of Incorporation: Ontario, Canada
c.    Stock Ownership: MYR Group Construction Canada, Ltd. (100%)
d.    Shares Authorized: Unlimited Class A Special
e.    Unlimited Common
f.    Unlimited Preference
g.    Shares Issued: 10 Class A Special; 100 Common

16.    PLP Redimix Ltd.
a.    Corporation
b.    Province of Incorporation: Ontario, Canada
c.    Stock Ownership: MYR Group Construction Canada, Ltd. (100%)
d.    Shares Authorized: 100 Class A Common
e.    Unlimited Common
f.    Shares Issued: 100 Common

17.    MYR Real Estate Holdings, LLC
a.    Limited Liability Company
b.    State of Organization: Delaware
c.    Ownership: MYR Group Inc., as Sole Member

18.    MYR Real Estate Holdings Alaska, LLC
a.    Limited Liability Company
b.    State of Organization: Delaware
c.    Ownership: MYR Real Estate Holdings, LLC (Sole Member)

19.    MYR Equipment, LLC
a.    Limited Liability Company
b.    State of Organization: Delaware
c.    Ownership: MYR Group Inc., as Sole Member

20.    Sturgeon Transmission Services, LLC
a.    Limited Liability Company
b.    State of Organization: Delaware
c.    Ownership: Sturgeon Electric Company, Inc. as Sole Member

21.    Sturgeon Electric California, LLC
a.    Limited Liability Company
b.    State of Organization: Delaware
c.    Ownership: Sturgeon Electric Company, Inc. as Sole Member
22.    CSI Electrical Contractors, Inc.
a.    Corporation
b.    State of Incorporation: Delaware

c.    Stock Ownership: MYR Group Inc. (100%)
d.    Shares Authorized: 100 shares Capital Stock - $0.01 par value
e.    Shares Issued: 100

23.    Hawkeye Construction, Inc.
a.    Corporation
b.    State of Incorporation: Oregon
c.    Stock Ownership: MYR Group Inc. (100%)
d.    Shares Authorized: 1,000 – no par value
e.    Shares Issued: 550

24.    Myers International, Inc.
a.    Corporation
b.    State of Incorporation: Delaware
c.    Stock Ownership: MYR Group Inc. (100%)
d.    Shares Authorized: 1,000 ($1.00 par value)
e.    Shares Issued: 1,000

Schedule 3.15 – Financing Statements
[Attached]

Schedule 6.01 – Existing Indebtedness
None.

Schedule 6.02 – Existing Liens
None.

Schedule 6.04 – Existing Investments
None.

EXHIBIT A
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, swingline loans and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Loan Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________________________
2.	Assignee:	______________________________
[and is an Affiliate/Approved Fund of [identify Lender]][1]
3.	Borrower:	MYR Group Inc.
4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement
1 Select as applicable.
Exhibit A

5.	Credit Agreement:	The Third Amended and Restated Credit Agreement dated as of May 31, 2023 among MYR Group Inc., as the Borrower, the Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent
6.	Assigned Loan Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$	$	%
$	$	%
$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower,[, the Loan Parties] and [its] [their] related parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By: _______________________________
2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Title

ASSIGNEE

[NAME OF ASSIGNEE]

By: _______________________________
Title

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and an Issuing Bank

By _________________________________
Title

BANK OF AMERICA, N.A., as an Issuing Bank By _________________________________ Title [OTHERS ISSUING BANKS], as an Issuing Bank By _________________________________ Title [Consented to:][3]

MYR GROUP INC.

By _________________________________
Title

3 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1
[__________________]4

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1.    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Loan Interest, (ii) the Assigned Loan Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Loan Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Loan Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section ___ thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Loan Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. Without limiting the foregoing, the Assignee represents and warrants, and agrees to, each of the matters set forth in Section 8.05 of the Credit Agreement, including that the Loan Documents set out the terms of a commercial lending facility.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Loan Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
4 Describe Credit Agreement at option of Administrative Agent.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.
Delivery of an executed counterpart of a signature page of this Assignment and Assumption by an Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B
LIST OF CLOSING DOCUMENTS

[Attached]
Exhibit B

EXHIBIT C-1

FORM OF INCREASING LENDER SUPPLEMENT
INCREASING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Third Amended and Restated Credit Agreement, dated as of May 31, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MYR Group Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S E T H
WHEREAS, pursuant to Section 2.04 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Aggregate Commitment and/or one or more tranches of Incremental Term Loans under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment and/or to participate in such a tranche;
WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to [increase the Aggregate Commitment] [and] [enter into a tranche of Incremental Term Loans] pursuant to such Section 2.04; and
WHEREAS, pursuant to Section 2.04 of the Credit Agreement, the undersigned Increasing Lender now desires to [increase the amount of its Commitment] [and] [participate in a tranche of Incremental Term Loans] under the Credit Agreement by executing and delivering to the Borrower and the Administrative Agent this Supplement;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
1.    The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall [have its Commitment increased by $[__________], thereby making the aggregate amount of its total Commitments equal to $[__________]] [and] [participate in a tranche of Incremental Term Loans with a commitment amount equal to $[__________] with respect thereto].
2.    The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.
3.    Terms defined in the Credit Agreement shall have their defined meanings when used herein.
4.    This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York, but giving effect to federal laws applicable to national banks.
5.    This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.
Exhibit C-1

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:
MYR GROUP INC.
By: ______________________________________
Name:
Title:
Acknowledged as of the date first written above:
JPMORGAN CHASE BANK, N.A.
as Administrative Agent
By: ______________________________________
Name:
Title:
Exhibit C-1

EXHIBIT C-2
FORM OF AUGMENTING LENDER SUPPLEMENT
AUGMENTING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), to the Third Amended and Restated Credit Agreement, dated as of May 31, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MYR Group Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S E T H
WHEREAS, the Credit Agreement provides in Section 2.04 thereof that any bank, financial institution or other entity may [extend Commitments] [and] [participate in tranches of Incremental Term Loans] under the Credit Agreement subject to the approval of the Borrower and the Administrative Agent, by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and
WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
1.    The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a [Commitment with respect to Revolving Loans of $[__________]] [and] [a commitment with respect to Incremental Term Loans of $[__________]].
2.    The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
3.    The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:
[___________]
Exhibit C-2

4.    The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.
5.    Terms defined in the Credit Agreement shall have their defined meanings when used herein.
6.    This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York, but giving effect to federal laws applicable to national banks.
7.    This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.
[Remainder of this page intentionally left blank]

Exhibit C-2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:
MYR GROUP INC.
By: ______________________________________
Name:
Title:
Acknowledged as of the date first written above:
JPMORGAN CHASE BANK, N.A.
as Administrative Agent
By: ______________________________________
Name:
Title:

Exhibit C-2

EXHIBIT D
COMPLIANCE CERTIFICATE

To:	The Lenders parties to the
Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Third Amended and Restated Credit Agreement, dated as of May 31, 2023 (as amended, modified, renewed or extended from time to time, the “Agreement”) among MYR Group Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders and as the Issuing Bank. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the duly elected __________ of the Borrower;
2.    [For quarterly financial statements add: The attached financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes];
3.    I have no knowledge of (i) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate or (ii) any change in GAAP or in the application thereof that would impact the covenant calculations under Section 6.12 of the Agreement that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement;
4.    Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with Section 6.12 of the Agreement, all of which data and computations are true, complete and correct; and
5.    Schedule II hereto sets forth the computations necessary to determine the Applicable Rate commencing on the Business Day this Compliance Certificate is delivered.
Described below are the exceptions, if any, to paragraph 3 by listing, in detail, (i) the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking or proposes to take with respect to each such condition or event or (i) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:
Exhibit D

The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this ____ day of _____, ___.

MYR GROUP INC.

By:
Name:
Title:

Exhibit D

SCHEDULE I
Compliance as of _________, ____ with
Provisions of ____ and ____ of
the Agreement

Exhibit D

SCHEDULE II
Borrower’s Applicable Rate Calculation

Exhibit D

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Intelligent Table Comparison: Active
Original DMS: nd://4884-4915-9599/1/MYR - Conformed Third Amended and Restated Credit Agreement for Amendment No. 1 (2024).docx
Modified DMS: nd://4884-4915-9599/6/MYR - Conformed Third Amended and Restated Credit Agreement for Amendment No. 1 (2024).docx
Changes:
Add	228
~~Delete~~ 	188
~~Move From~~	27
Move To	27
Table Insert	0
~~Table Delete~~	0
Table moves to	0
~~Table moves from~~	0
Embedded Graphics (Visio, ChemDraw, Images etc.)	0
Embedded Excel	0
Format changes	0
Total Changes:	470